EXHIBIT 4.1

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                                                                  EXECUTION COPY



                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                            ACTIVANT SOLUTIONS INC.,
                                  as Borrower,

                        ACTIVANT SOLUTIONS HOLDINGS INC.,
                                  as Guarantor,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                                       AND

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                          DATED AS OF SEPTEMBER 13, 2005




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                           J.P. MORGAN SECURITIES INC.
                                       and
                         DEUTSCHE BANK SECURITIES INC.,
                     as Joint Lead Arrangers and Bookrunners







                           CAHILL GORDON & REINDEL LLP
                                 80 Pine Street
                            New York, New York 10005

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                                TABLE OF CONTENTS


                                                                                                 Page
                                                                                                 ----


                                    ARTICLE 1

                                   DEFINITIONS

1.1      Defined Terms............................................................................2
1.2      Other Definitional Provisions...........................................................21

                                    ARTICLE 2

                         AMOUNT AND TERMS OF COMMITMENTS

2.1      Commitments.............................................................................22
2.2      Notes...................................................................................22
2.3      Procedure for Borrowing.................................................................23
2.4      Commitment Fee; Administrative Agent Fees...............................................23
2.5      Termination or Reduction of Commitments.................................................23
2.6      [Reserved]..............................................................................24
2.7      [Reserved]..............................................................................24
2.8      Repayment of Loans......................................................................24
2.9      Optional Prepayments....................................................................25
2.10     Mandatory Prepayments and Commitment Reductions.........................................25
2.11     Conversion and Continuation Options.....................................................26
2.12     Minimum Amounts of Tranches.............................................................26

                                    ARTICLE 3

                                LETTERS OF CREDIT

3.1      The L/C Commitment......................................................................26
3.2      Procedure for Issuance of Letters of Credit.............................................27
3.3      Fees, Commissions and Other Charges.....................................................27
3.4      L/C Participations......................................................................28
3.5      Reimbursement Obligation of the Borrower................................................29
3.6      Obligations Absolute....................................................................29
3.7      Letter of Credit Payments...............................................................29
3.8      Letter of Credit Applications...........................................................30

                                    ARTICLE 4

                               GENERAL PROVISIONS

4.1      Interest Rates and Payment Dates........................................................30
4.2      Computation of Interest and Fees........................................................30
4.3      Inability to Determine Interest Rate....................................................30
4.4      Pro Rata Treatment and Payments.........................................................31
4.5      Illegality..............................................................................33
4.6      Requirements of Law.....................................................................33
4.7      Taxes...................................................................................34
4.8      Indemnity...............................................................................37
4.9      Replacement of Lender...................................................................38


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                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

5.1      Financial Condition.....................................................................39
5.2      No Change...............................................................................39
5.3      Corporate Existence; Compliance with Law................................................39
5.4      Corporate Power; Authorization; Enforceable Obligations.................................40
5.5      No Legal Bar............................................................................40
5.6      No Material Litigation..................................................................40
5.7      No Default..............................................................................40
5.8      Ownership of Property; Liens............................................................40
5.9      Intellectual Property...................................................................41
5.10     Taxes...................................................................................41
5.11     Federal Regulations.....................................................................41
5.12     ERISA...................................................................................41
5.13     Investment Company Act; Other Regulations...............................................42
5.14     Subsidiaries, Etc.......................................................................42
5.15     Purpose of Loans........................................................................42
5.16     Environmental Matters...................................................................42
5.17     Disclosure..............................................................................43
5.18     Guarantee and Collateral Agreement......................................................44
5.19     Solvency................................................................................44
5.20     No Fees.................................................................................44
5.21     Insurance...............................................................................44
5.22     Labor Matters...........................................................................44
5.23     Senior Indebtedness.....................................................................44
5.24     Provision of License Products; Non-Competition, Etc.....................................45
5.25     Lease Transactions; Lease Transaction Obligations.......................................45
5.26     Status of Accounts Receivables and Other Collateral.....................................45
5.27     Transaction Documents...................................................................45

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

6.1      Conditions to Initial Loans.............................................................45
6.2      Conditions to Each Loan.................................................................48

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

7.1      Financial Statements....................................................................49
7.2      Certificates; Other Information.........................................................50
7.3      Payment of Obligations..................................................................51


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7.4      Conduct of Business and Maintenance of Existence........................................51
7.5      Maintenance of Property; Insurance......................................................51
7.6      Inspection of Property; Books and Records; Discussions..................................52
7.7      Notices.................................................................................52
7.8      Environmental Laws......................................................................53
7.9      Pledge of After Acquired Property.......................................................53
7.10     Pledge During Event of Default..........................................................54
7.11     Additional Subsidiaries.................................................................54
7.12     Substantive Consolidation...............................................................54
7.13     Intellectual Property...................................................................54
7.14     Covenants Relating to Collateral........................................................55
7.15     Post-Closing Obligations................................................................55

                                    ARTICLE 8

                               NEGATIVE COVENANTS

8.1      Financial Condition Covenants...........................................................56
8.2      Limitation on Indebtedness..............................................................57
8.3      Limitation on Liens.....................................................................58
8.4      Limitation on Guarantee Obligations.....................................................59
8.5      Limitation on Fundamental Changes.......................................................60
8.6      Limitation on Sale of Assets............................................................61
8.7      Limitation on Dividends.................................................................61
8.8      [Reserved]..............................................................................63
8.9      Limitation on Investments, Loans and Advances...........................................63
8.10     Modifications of Lease Transaction Obligations..........................................65
8.11     Limitation on Transactions with Affiliates..............................................65
8.12     Limitation on Sales and Leasebacks......................................................65
8.13     Limitation on Changes in Fiscal Year....................................................65
8.14     Restrictions Affecting Subsidiaries.....................................................65
8.15     Limitation on Lines of Business.........................................................66
8.16     Holding Company Status; Ownership of Borrower...........................................66
8.17     Amendments to Corporate Documents; Licenses.............................................66
8.18     Limitation on Optional Payments, Purchases and Modifications
          of Debt Instruments, Etc...............................................................66
8.19     Limitation on Provision of License Products.............................................68

                                    ARTICLE 9

                                EVENTS OF DEFAULT


                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT

10.1     Appointment.............................................................................................71
10.2     Delegation of Duties....................................................................................71
10.3     Exculpatory Provisions..................................................................................71
10.4     Reliance by Administrative Agent........................................................................71


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10.5     Notice of Default.......................................................................................72
10.6     Non-Reliance on Administrative Agent and Other Lenders..................................................72
10.7     Indemnification.........................................................................................73
10.8     Administrative Agent in Its Individual Capacity.........................................................73
10.9     Successor Administrative Agent..........................................................................73
10.10    Additional Ministerial Powers of Administrative Agent...................................................73

                                   ARTICLE 11

                                    GUARANTEE

11.1     Guarantee...............................................................................................74
11.2     Waiver of Subrogation...................................................................................74
11.3     Modification of Obligations.............................................................................74
11.4     Waiver by Holdings......................................................................................75
11.5     Reinstatement...........................................................................................75
11.6     Negative Covenants......................................................................................75

                                   ARTICLE 12

                                  MISCELLANEOUS

12.1     Amendments and Waivers..................................................................................77
12.2     Notices.................................................................................................77
12.3     No Waiver; Cumulative Remedies..........................................................................78
12.4     Survival of Representations and Warranties..............................................................78
12.5     Payment of Expenses and Taxes...........................................................................79
12.6     Successors and Assigns; Participations and Assignments..................................................79
12.7     Adjustments; Set-off....................................................................................82
12.8     Counterparts............................................................................................82
12.9     Severability............................................................................................82
12.10    Integration.............................................................................................82
12.11    GOVERNING LAW...........................................................................................83
12.12    Submission to Jurisdiction; Waivers.....................................................................83
12.13    Acknowledgments.........................................................................................83
12.14    WAIVERS OF JURY TRIAL...................................................................................84
12.15    Confidentiality.........................................................................................84
12.16    USA PATRIOT ACT.........................................................................................84
12.17    Waiver..................................................................................................84
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EXHIBITS

A        Form of Note
B        Form of L/C Participation Certificate
C        Form of Assignment and Acceptance
D-1      Form of Legal Opinion of Weil, Gotshal & Manges LLP
D-2      Form of Legal Opinion of Morgan, Lewis & Bockius LLP
E        Form of Borrowing Certificate For New Loans
F        Form of Third Amended and Restated Guarantee and Collateral Agreement
G        Form of Interest Option Conversion/Continuation Certificate
H        Form of Monthly Operating Report

SCHEDULES

1.1      Commitments
3.1      Existing Letters of Credit
5.2      Dividends and Other Distributions
5.3      Good Standing; Corporate Existence
5.4      Required Consents
5.6      Litigation
5.8      Fee Properties and Leased Properties
5.9      Intellectual Property
5.10     Taxes
5.14     Subsidiaries, Joint Ventures, etc.
5.18     Filing Locations
5.25     Lease Transaction Obligations
8.2      Existing Indebtedness
8.3      Existing Liens
8.4      Existing Guarantee Obligations
8.9      Existing Investments



                                       v

           FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September13, 2005, among ACTIVANT SOLUTIONS INC. (f/k/a Cooperative Computing, Inc.), a Delaware corporation (the "Borrower"), ACTIVANT SOLUTIONS HOLDINGS INC. (f/k/a Cooperative Computing Holding Company, Inc.), a Delaware corporation ("Holdings"), the several banks and other financial institutions from time to time parties hereto (the "Lenders"), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and J.P. MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and bookrunners (in such capacities, together with their respective successors in such capacities, the "Joint Lead Arrangers").

                              W I T N E S S E T H :

           WHEREAS, the Borrower, Holdings, certain lenders (the "Existing Lenders") and the Administrative Agent are parties to the Third Amended and Restated Credit Agreement dated as of June 27, 2003 (as in effect immediately prior to the effectiveness of this Agreement, the "Existing Credit Agreement");

           WHEREAS, pursuant to the Agreement and Plan of Merger Agreement dated August 15, 2005 (the "Acquisition Agreement"), between Prophet 21, Inc. (the "Acquired Business"), the Borrower, P21 Merger Corporation and, for certain limited purposes, Thoma Cressey Equity Partners, Inc., a Delaware corporation, the Borrower has agreed to acquire all of the outstanding capital stock of Prophet 21, Inc. (the "Acquisition");

           WHEREAS, the funding requirements for the Acquisition (including related fees and expenses) and the refinancing of outstanding indebtedness of the Acquired Business (the "Acquired Business Refinancing") will be approximately $220.0 million and such amount will be provided solely from the Bridge Financing (as defined below), the Holdings Financing (as defined below) (which amount will be contributed as common equity to Borrower) and cash on hand;

           WHEREAS, in order to refinance and replace a portion of the Borrower's commitments and indebtedness under the Existing Credit Agreement, and for other purposes described herein, the Borrower has requested that the commitments under the Existing Credit Agreement be increased by $5,000,000 and, as a result, that the Lenders establish a $20,000,000 revolving credit facility (the "Facility") pursuant to which revolving credit loans may be made to the Borrower and letters of credit may be issued under the Facility for the account of the Borrower; and

           WHEREAS, (i) the Existing Credit Agreement is being amended and restated pursuant to this Agreement, (ii) any Revolving Credit Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement will be repaid, and (iii) all obligations (including the Existing Letters of Credit) of the Credit Parties under the Loan Documents (as such terms are defined herein) and all liens and security interests created under the Loan Documents will be continued, amended and restated as provided herein and therein and will not be cancelled or discharged.

           NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                       1
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                                    ARTICLE 1

                                   DEFINITIONS

           1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

           "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.

           "Accounts": as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

           "Accounts Receivable": all of the Accounts, Chattel Paper, General Intangibles, Instruments and Documents of the Borrower, whether secured or unsecured, and whether now existing or hereafter created or arising.

           "Acquired Business": as defined in the recitals to this Agreement.

           "Acquired Business Refinancing": as defined in the recitals to this Agreement.

           "Acquisition": as defined in the recitals to this Agreement.

           "Acquisition Agreement": as defined in the recitals to this Agreement.

           "Administrative Agent": as defined in the recitals to this Agreement.

           "Affected Eurodollar Loans": as defined in Section 2.10(h).

           "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 51% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "Agreement": this Fourth Amended and Restated Credit Agreement, as further amended, amended and restated, supplemented or otherwise modified from time to time.

           "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; "Base CD Rate" shall mean the sum of
(a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage, and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public


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information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

           "Alternate Base Rate Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

           "Applicable Margin": with respect to any Alternate Base Rate Loan, 2.50%; and with respect to any Eurodollar Loan, 3.50%; provided that in the event that the ratio of Consolidated Total Debt of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries, as most recently determined in accordance with Section 8.1(c) (or its similar provision in the Existing Credit Agreement), is as set forth in the relevant column heading below for any quarterly period, any such Applicable Margin shall be as provided in the relevant column heading below:

      Relevant Ratio of                                  Applicable Margin for
   Consolidated Total Debt to   Applicable Margin for     Alternate Base Rate
    Consolidated EBITDA          Eurodollar Loans               Loans
  ----------------------------  ----------------------   ---------------------
  Equal to or above 3.00x                3.50%                  2.50%
  2.00x to but excluding 3.00x           3.00%                  2.00%
  Below 2.00x                            2.50%                  1.50%

If the financial statements required to be delivered pursuant to Section 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to Section 7.2(b), are delivered on or prior to the date when due (or, in the case of the fourth quarterly period of each fiscal year of the Borrower, if financial statements which satisfy the requirements of, and are delivered within the time period specified in, Section 7.l(b) and a related


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compliance certificate which satisfies the requirements of, and is delivered within the time period specified in, Section 7.2(b), with respect to any such quarterly period are so delivered within such time periods), then the Applicable Margin during the period from the date upon which such financial statements were delivered shall be the Applicable Margin as set forth in the relevant column heading above; provided, however, that in the event that the financial statements delivered pursuant to Section 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to Section 7.2(b), are not delivered when due, then:

               (i) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements and certificate, then the Applicable Margin during the period from the date upon which such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin as so increased;

               (ii) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and certificate actually are delivered; and

               (iii) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be determined as if the relevant ratio of Consolidated Total Debt to Consolidated EBITDA was above 3.00x (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in
          Article 9).

           "Assignee": as defined in Section 12.6(c).

           "Assignment and Acceptance": an assignment and acceptance entered into by a Lender or an assignee, substantially in the form of Exhibit C.

           "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate of (i) the aggregate unpaid principal amount at such time of all Loans made by such Lender, and (ii) an amount equal to such Lender's Commitment Percentage of the Letter of Credit Outstandings at such time; collectively, as to all the Lenders, the "Available Commitments."

           "Borrower": as defined in the preamble to this Agreement.

           "Borrowing Date": any Business Day specified in a notice pursuant to
Section 2.3 or 3.2 as a date on which the Borrower requests Lenders to make Loans hereunder or the Issuing Lender to issue a Letter of Credit hereunder.

           "Bridge Facility ": the Bridge Financing and any Permitted Refinancing thereof.


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           "Bridge Financing ": the borrowing by the Borrower of up to $140.0 million in the form of senior unsecured loans made on the Closing Date pursuant to the terms of the Bridge Loan Agreement.

           "Bridge Loan Agreement": the Senior Bridge Loan Agreement, dated as of September 13, 2005, among the Borrower, Holdings, Deutsche Bank AG Cayman Islands Branch and JPMCB, as initial lenders thereunder, the other lenders party thereto, DBSI and JPMSI, as joint lead arrangers and joint book runners, and Deutsche Bank AG Cayman Islands Branch, as administrative agent.

           "Business": the collective reference to the businesses of Holdings and the Borrower and their respective Subsidiaries, as conducted on the date hereof.

           "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

           "Capital Expenditures": expenditures (including, without limitation, (i) obligations created under Financing Leases but excluding payments made thereon, (ii) capitalized software and database expenditures, (iii) capitalized investments in service parts and (iv) purchase money Indebtedness in the year in which created but excluding payments made thereon) of the Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired (x) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP,
(y) with the proceeds of any casualty insurance or condemnation award, or (z) with the cash proceeds of any asset sale made pursuant to Section 8.6(d) applied or contractually committed to be applied within 180 days from receipt of such proceeds).

           "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

           "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $100,000,000 having maturities of one year or less from the date of acquisition,
(c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) money market accounts or funds with or issued by Qualified Issuers, (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above and (f) demand deposit accounts maintained in the ordinary course of business with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with any such bank or any Lender.


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
           "C/D Assessment Rate": for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by JPMCB to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of JPMCB in the United States.

           "C/D Reserve Percentage": for any day as applied to the CD Base Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more.

           "Change of Control": (a) HMTF, its principals and Affiliates and management ("HMTFS") shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that the occurrence of the foregoing events shall not be deemed a Change of Control if (i) at any time prior to the consummation of an Initial Public Offering, and for any reason whatever, (A) HMTFS otherwise has the right to designate (and does so designate) a majority of the board of directors of Holdings or (B) HMTFS and its employees, directors and officers (the "HMTFS Group") own of record and beneficially an amount of common stock of Holdings equal to at least 50% of the amount of common stock of Holdings (adjusted for stock splits, stock dividends and other similar events on an equitable basis) owned by the HMTFS Group of record and beneficially as of the Closing Date and such ownership by the HMTFS Group represents the largest single block of voting securities of Holdings held by any Person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) at any time after the consummation of an Initial Public Offering, and for any reason whatever, (A) no "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the HMTFS Group, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x) 15% of the voting shares then outstanding and (y) the percentage of the then outstanding voting stock of Holdings owned by the HMTFS Group and (B) the board of directors of Holdings shall consist of a majority of Continuing Directors, or (b) Holdings shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having all of the ordinary voting power for the election of directors of the Borrower or any Subsidiary of the Borrower, except as otherwise permitted under this Agreement.

           "Chattel Paper: as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

           "Closing Date": the date on which this Agreement becomes effective in accordance with Section 6.1.

           "Code": the U.S. Internal Revenue Code of 1986, as amended from time to time.

           "Collateral": the collective reference to all collateral in which the Administrative Agent purports to have a security interest pursuant to the Security Documents.

           "Commitment": as to any Lender, its obligation to make Loans to the Borrower pursuant to Section 2.1 and to participate in Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in Schedule 1.1 under the heading "Commitment," as such amount may be reduced from time to time as provided herein; collectively, as to all the Lenders, the "Commitments."

           "Commitment Letter": the commitment letter dated August 15, 2005, relating, among other things, to the Loans made hereunder, addressed to Holdings and the Borrower from JPMCB, JPMorgan, DBTCA and DBSI and all exhibits thereto, as each of the same may be amended, supplemented or otherwise modified from time to time.

           "Commitment Percentage": as to any Lender, the percentage of the aggregate Commitments constituted by its Commitment.

           "Commitment Period": the period from and including the Closing Date to but not including the Termination Date.

           "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

           "Consolidated Assets": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom cash and Cash Equivalents and equipment and other fixed assets held for sale.

           "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period (A) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles including, but not limited to, goodwill and organization costs, (v) other extraordinary non-cash charges (in accordance with GAAP) (including non-cash currency exchange losses), (vi) any extraordinary and unusual losses (including losses on sales of assets other than inventory sold in the ordinary course of business), (vii) any non-cash losses resulting from the Borrower's investment in Internet Autoparts and HM Coop,
(viii) one time cash expenses since the date of the consummation of the acquisition of Speedware related to (a) severance payments, (b) transactions fees and expenses and (c) pro forma synergies agreed to between the Borrower and the Administrative Agent, in each case in connection with the acquisition of the Capital Stock of Speedware, so long as the aggregate amount of all such cash expenses does not exceed $5,000,000, and (ix) one time cash expenses since the date of the consummation of the Acquisition related to (a) severance payments,
(b) transactions fees and expenses and (c) pro forma synergies agreed to between the Borrower and the Administrative Agent, in each case in connection with the Acquisition, so long as the aggregate amount of all such cash expenses does not exceed $10,000,000; and (B) minus, without duplication and to the extent reflected as a credit or gain in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business), (ii) other extraordinary non-cash credits or gains (in accordance with GAAP) (including non-cash currency exchange gains) and (iii) any non-cash gains resulting from the Borrower's investment in Internet Autoparts and HM Coop; provided, however, that for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") for purposes of Section 8.1(c), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall consummate an acquisition pursuant to Section 8.9(k) or 8.9(l) or the Acquisition (including giving pro forma effect to any acquisition consummated during the Reference Period by any

Person that was (A) acquired by Borrower or any then existing Subsidiary of the Borrower and (B) became a Subsidiary of the Borrower at the time of such acquisition by Borrower or such existing Subsidiary), the Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such Reference Period) and (ii) if at any time during such Reference Period the Borrower or any Subsidiary shall consummate the Designated Asset Sale or the sale of any line of business or product line, the Consolidated EBITDA for such Reference Period shall be reduced on a pro forma basis by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of the Designated Asset Sale or the sale of any line of business or product line.

           "Consolidated Interest Expense": for any period, for any Person on a consolidated basis, the sum of (a) the amount of interest expense for such Person during such period on the aggregate principal amount of its Indebtedness, which amount shall include any such interest expense in respect of Indebtedness under Financing Leases and purchase money Indebtedness permitted under Section 8.2(e) of such Person (such consolidated interest expense to include fees payable on account of letters of credit but to exclude amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance) and (b) the amount of Restricted Payments made by the Borrower to Holdings pursuant to Section 8.7(a)(vi) during such period; provided, however, that, "Consolidated Interest Expense" shall not include any interest that can, by the terms of the relevant instrument, be, and during the relevant period was, paid in kind or through accretion.

           "Consolidated Net Income": for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income/(Loss)" (or any like caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

           "Consolidated Total Debt": at a particular date, with respect to the Borrower, the aggregate principal amount of Indebtedness outstanding under this Agreement, Financing Leases, purchase money Indebtedness and any other Indebtedness for borrowed money of the Borrower and its Subsidiaries at such date other than Lease Transaction Obligations.

           "Continuing Directors": the directors of Holdings on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of HMTFS in his or her election by the shareholders.

           "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

           "Credit Parties": the collective reference to Holdings, the Borrower and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

           "Customary License Terms": as defined in Section 5.24.

           "Customer Partnerships": certain partnerships with customers of the Borrower, in existence on the date hereof or, if created after the date hereof, which engage in substantially the same business as is engaged in by such partnerships in existence on the date hereof and entered into subject to the provisions hereof, of which Holdings or one of its Subsidiaries is a general partner.

           "Default": any of the events specified in Article 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Departing Lender": as defined in Section 6.1(b)(ii).

           "Designated Asset Sale": as defined in Section 8.6(k).

           "DBSI": Deutsche Bank Securities Inc., in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

           "DBTCA": Deutsche Bank Trust Company Americas, in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

           "Documents": as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

           "Dollars" and "$": dollars in lawful currency of the United States of America.

           "Domestic Subsidiary": any Subsidiary of the Borrower or Holdings other than a Foreign Subsidiary; provided that none of FinanceCo, HM Coop or Internet Autoparts (if Internet Autoparts hereafter becomes a Subsidiary of the Borrower) shall be deemed to be a Domestic Subsidiary for purposes of this Agreement or any other Loan Document unless and until FinanceCo, HM Coop or Internet Autoparts (if Internet Autoparts hereafter becomes a Subsidiary of the Borrower), as applicable, becomes a guarantor of the Obligations under the Guarantee and Collateral Agreement.

           "Environmental Laws": any applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

           "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

           "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which JPMCB is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

           "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

           "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

           "Event of Default": any of the events specified in Article 9; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Existing Acquired Business Credit Facility": that certain Credit Agreement, dated as of March 8, 2005, as amended, among the Acquired Business, the several banks and other financial institutions party thereto and PNC Bank, National Association, as agent.

           "Existing Credit Agreement": as defined in the recitals to this Agreement.

           "Existing Lenders": as defined in the recitals to this Agreement.

           "Existing Letters of Credit": as defined in Section 3.1(d).

           "Facility": as defined in the recitals to this Agreement.

           "Fee Properties": the collective reference to the real properties owned in fee by the Borrower described on Part I of Schedule 5.8, including all buildings, improvements, structures and fixtures now or subsequently located thereon.

           "FinanceCo": CCI/Triad Financial Holding Corporation, a California corporation.

           "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

           "Foreign Lease Subsidiaries": Tridex Leasing Limited, a United Kingdom company, and TSC Leasing, a division of Triad Systems Canada Ltd., an Ontario corporation.

           "Foreign Subsidiary": any Subsidiary of the Borrower or Holdings which is organized under the laws of any jurisdiction outside of the United States of America.

           "GAAP": the generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination except that for purposes of Section 8.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 5.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

           "General Intangibles": as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

           "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Guarantee and Collateral Agreement": the Third Amended and Restated Guarantee and Collateral Agreement made by Holdings, the Borrower, HM Coop and each of the Domestic Subsidiaries in favor of the Administrative Agent for the ratable benefit of the Lenders, in the form of Exhibit F, as the same hereafter may be amended, amended and restated, supplemented or otherwise modified from time to time.

           "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the board of directors of such Person in good faith.

           "HM Coop": HM Coop LLC, a Delaware limited liability company.

           "HMTF": Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

           "HMTFS": as defined in the definition of "Change of Control."

           "HMTFS Group": as defined in the definition of "Change of Control."

           "Holdings": as defined in the preamble to this Agreement.

           "Holdings Bridge Loan Agreement": the Senior Bridge Loan Agreement, dated as of September 13, 2005, among Holdings, Deutsche Bank AG Cayman Islands Branch and JPMCB, as initial lenders thereunder, the other lenders party thereto, DBSI and JPMorgan, as joint lead arrangers and joint book runners, and Deutsche Bank AG Cayman Islands Branch, as administrative agent.

           "Holdings Financing": the borrowing by Holdings of up to $40.0 million in the form of a senior bridge loan pursuant to the Holdings Bridge Loan Agreement.

           "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations under Interest Rate Agreements, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of bankers' acceptances or similar instruments issued or created for the account of such Person, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided, however, that the amount of such Indebtedness of any Person described in this clause (e) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith; provided, further, that solely for purposes of Sections 8.2(k) and 8.2(l), Lease Transaction Obligations shall be deemed to be Indebtedness of the Borrower and its Subsidiaries.

           "Initial Public Offering": an underwritten public offering of Capital Stock of Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1933, as amended.

           "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

           "Insolvent": pertaining to a condition of Insolvency.

           "Instrument": as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

           "Intellectual Property": as defined in Section 5.9.

           "Interest Payment Date": (a) with respect to any Alternate Base Rate Loan, the fifth day of each September, December, March and June, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period as to any Loan.

           "Interest Period": with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, to the extent available to all Lenders, nine or twelve months, thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or, to the extent available to all Lenders, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) no Interest Period shall extend beyond the Termination Date; and

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

           "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof, which is entered into in the ordinary course of business and which is not entered into for speculative purposes.

           "Internet Autoparts": Internet Autoparts, Inc., a Delaware corporation.

           "Investments": as defined in Section 8.9.

           "Issuer": as defined in the Guarantee and Collateral Agreement.

           "Issuing Lender": JPMCB or any of its Affiliates, each in its capacity as issuer of each Letter of Credit.

           "JPMCB": JPMorgan Chase Bank, N.A., in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

           "JPMorgan": J.P. Morgan Securities Inc., in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

           "Joint Lead Arrangers": as defined in the preamble to this Agreement.

           "L/C Commitment": the Issuing Lender's obligation to open Letters of Credit pursuant to Article 3 of this Agreement.

           "L/C Obligation": the obligation of the Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

           "L/C Participating Interest": with respect to any Letter of Credit
(a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

           "L/C Participation Certificate": a certificate in substantially the form of Exhibit B.

           "Lease Accounting Change": as defined in Section 1.2(b).

           "Leased Equipment": computer systems, software, accessories, upgrades and support, maintenance and data software subscriptions and third party equipment and/or trade fixtures owned by Triad Financial and the Foreign Lease Subsidiaries.

           "Lease Transaction": leases of Leased Equipment by Triad Financial and the Foreign Lease Subsidiaries as lessors to third party customers in the ordinary course of business and the sale of the lease payments thereon to FinanceCo in exchange for a security interest in the lease payments, the Chattel Paper and the Leased Equipment; together, the "Lease Transactions."

           "Lease Transaction Obligations": obligations of Triad Financial, the Foreign Lease Subsidiaries and FinanceCo incurred to finance Lease Transactions
(a) the principal amount of which is computed based upon a discount of the lease payments due under such Lease Transactions, (b) which are unsecured or secured solely by Leased Equipment, Chattel Paper and/or lease payments due under such Lease Transactions that are not presented on Holdings's consolidated balance sheet and (c) which are treated as "off-balance sheet financing" under GAAP; provided that obligations of FinanceCo shall be deemed to be Lease Transaction Obligations only to the extent that the proceeds of such obligations are used to purchase from Triad Financial lease payments arising in Lease Transactions; provided further that up to $1,000,000 may be presented on Holdings's consolidated balance sheet as set forth on Schedule 5.25. It is the intention of the parties that a Lease Transaction Obligation may be created by FinanceCo only to the extent that it is created on a back-to-back basis with a corresponding Lease Transaction Obligation created by Triad Financial and that any such Lease Transaction Obligation created by FinanceCo is recourse to FinanceCo only to the extent that the corresponding Lease Transaction Obligation created by Triad Financial is recourse to Triad Financial.

           "Leased Properties": the collective reference to the real properties leased by the Borrower and its Subsidiaries described on Part II of Schedule 5.8 including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned or leased by the Borrower.

           "Lenders": as defined in the recitals to this Agreement.

           "Letter of Credit": any Standby L/C or Trade L/C and shall include any Existing Letter of Credit; collectively, the "Letters of Credit".

           "Letter of Credit Application": with respect to (a) a Standby L/C, a Standby L/C Application and (b) a Trade L/C, a Trade L/C Application; collectively, the "Letter of Credit Applications."

           "Letter of Credit Outstandings": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

           "License Products": as defined in Section 5.24.

           "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

           "Loan": any loan made by any Lender pursuant to this Agreement.

           "Loan Documents": the collective reference to this Agreement, any Notes, the Letters of Credit, the Letter of Credit Applications, the Guarantee and Collateral Agreement, and all other agreements, instruments or certificates executed and delivered in connection herewith or therewith, as the same may be amended, supplemented or otherwise modified.

           "Material Adverse Effect": any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, assets, property, condition (financial or otherwise) or prospects of Holdings, the Borrower and their Subsidiaries taken as a whole, (b) the ability of Holdings, the Borrower and their Subsidiaries taken as a whole to perform their respective obligations under any of the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

           "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

           "Mortgages": the collective reference to each of the mortgages and deeds of trust to be executed and delivered by the Borrower and its Subsidiaries pursuant to Sections 7.9 and 7.10, in a form determined by Administrative Agent as necessary or desirable to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of the Borrower or any guarantor under the Loan Documents, as the same may be amended, supplemented, replaced, restated, or otherwise modified from time to time.

           "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "Nonconsenting Lender": as defined in Section 4.9.

           "Non-Excluded Taxes": as defined in Section 4.7(a).

           "Non-Funding Lender": as defined in Section 4.4(c).

           "Non-U.S. Lender": any Lender, any Issuing Lender, any Participant or any Administrative Agent that is not a United States person as defined in
Section 7701(a)(30) of the Code.

           "Note" and "Notes": as defined in Section 2.2.

           "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, any other Loan Documents or any Interest Rate Agreement entered into with a Lender and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

           "Participant": as defined in Section 12.6(b).

           "Participating Lender": any Lender (other than the Issuing Lender) with respect to its L/C Participating Interest in a Letter of Credit.

           "Payment Office" shall mean the principal office of Administrative Agent, located on the Closing Date at 1111 Fannin, 10th Floor, Houston, TX 77002, or such other office as may be designated by Administrative Agent.

           "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

           "Permitted Acquisition": the acquisition by the Borrower and/or any of its Subsidiaries of businesses (whether pursuant to the acquisition of Capital Stock or assets constituting a business unit of any Person) related to their respective Businesses, as approved by the board of directors of the Borrower.

           "Permitted Issuance": (a) the issuance by Holdings of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of Holdings or pursuant to any dividend reinvestment plan, (b) the issuance by Holdings of options or other equity securities of Holdings to outside directors, members of management or employees of Holdings, the Borrower or any Subsidiary of the Borrower, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities permitted hereunder and under the Security Documents, (d) the issuance by Holdings of shares of Capital Stock in connection with Permitted Acquisitions permitted under either
Section 8.9(k) or Section 8.9(l), (e) the issuance to Holdings by the Borrower of its Capital Stock or the issuance to the Borrower or any Subsidiary (or any director, with respect to directors' qualifying shares) by any Subsidiary of the Borrower of any of their respective Capital Stock, in each case with respect to this clause (e) to the extent such Capital Stock is pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement (provided that only 65% of the Capital Stock of a Foreign Subsidiary is required to be so pledged), (f) cash payments made in lieu of issuing fractional shares of Holdings Capital Stock in an aggregate amount not to exceed $100,000, and (g) the issuance by Holdings of shares of Capital Stock of Holdings to infuse additional capital into Holdings in an aggregate amount not to exceed $10,000,000.

           "Permitted Refinancing": with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that: (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended (except in connection with a refinancing of the Holdings Financing through a Permitted Refinancing of the Bridge Financing; provided that such Permitted Refinancing satisfies all the requirements set forth in clauses (b) through and including (f) of this definition) plus, in connection with any Permitted Refinancing of the Bridge Financing and/or the Holdings Financing, the amount of any original issue discount permitted to be incurred in connection such Permitted Refinancing as contemplated by the Bridge Loan Agreement or the Holdings Bridge Loan Agreement, as applicable, as in effect as of the date hereof, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date that is no sooner than 91 days after the Stated Maturity Date, and has no scheduled amortization payments prior to 91 days after the Stated Maturity Date;
(c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (d) the prepayment terms, events of defaults, covenants, conditions (including, without limitation, conditions regarding collateral), rights or remedies of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Credit Parties or the Lenders than the prepayment terms, events of defaults, covenants, conditions (including, without limitation, conditions regarding collateral), rights or remedies of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided, however, that any Permitted Refinancing of the Bridge Financing and/or the Holdings Financing may have customary prepayment terms as contemplated by the Bridge Loan Agreement or the Holdings Bridge Loan Agreement, as applicable, as in effect as of the date hereof; (e) such modification, refinancing, refunding, renewal or extension is incurred and/or guaranteed by only the Persons who are the obligors on the Indebtedness being modified, refinanced, refunded, renewed or extended, except in connection with any Permitted Refinancing of the Bridge Financing to the extent permitted in Section 8.4(l); and (f) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and after giving pro forma effect thereto the Borrower would have been in compliance with Section 8.1 as of the last Test Date.

           "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

           "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "Pledged Notes": as defined in the Guarantee and Collateral
Agreement.

           "Pledged Stock": as defined in the Guarantee and Collateral
Agreement.

           "Prelude Systems": Prelude Systems, Inc., a Texas corporation.

           "Pro Forma Balance Sheet": as defined in Section 5.1(b).

           "Pro Forma Statement of Operations": as defined in Section 5.1(b).

           "Properties": as defined in Section 5.16(a).

           "Qualified Issuer": any commercial bank (a) which has capital and surplus in excess of $100,000,000 and (b) the outstanding long-term debt securities of which are rated at least A-2 by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

           "Reference Period": as defined in the definition of "Consolidated EBITDA".

           "Register": as defined in Section 12.6(d).

           "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

           "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

           "Reportable Event": any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or ..20 of PBGC Reg. Section 2615.

           "Required Lenders": at any time, Lenders the Total Credit Percentages of which aggregate at least 66-2/3%; provided, however, that if there are only two (2) Lenders, then "Required Lenders" shall mean both of such Lenders.

           "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "Responsible Officer": as to any Person, the chief executive officer, the president, the chief financial officer, any vice president-finance, the treasurer, any assistant treasurer, the secretary or any assistant secretary of such Person.

           "Restricted Payments": as defined in Section 8.7.

           "Revenue Recognition Change": as defined in Section 1.2(b).

           "SDI": as defined in Section 7.15(e).

           "Security Documents": the Guarantee and Collateral Agreement and any other collateral security document delivered to the Administrative Agent pursuant to Section 7.9, 7.10 or 7.11; individually a "Security Document."

           "Senior Fixed Rate Notes Indenture": the Indenture dated as of June 27, 2003 entered into by the Borrower in connection with the issuance of the Senior Fixed Rate Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, by the First Supplemental Indenture, dated as of April 20, 2005 and the Second Supplemental Indenture, dated as of September 13, 2005 and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with Section 8.18.

           "Senior Fixed Rate Notes": the unsecured senior notes of Borrower due June 27, 2011 issued by the Borrower effective June 27, 2003 in the aggregate principal amount of $157,000,000 pursuant to the Senior Fixed Rate Notes Indenture.

           "Senior Floating Rate Notes Indenture": the Indenture dated as of March 30, 2005 entered into by the Borrower in connection with the issuance of the Senior Floating Rate Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as supplemented by the First Supplemental Indenture, dated as of April 20, 2005 and the Second Supplemental Indenture, dated as of September 13, 2005 and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with Section 8.18.

           "Senior Floating Rate Notes": the unsecured senior notes of Borrower due March 30, 2010 issued by the Borrower effective March 30, 2005 in the aggregate principal amount of $120,000,000 pursuant to the Senior Floating Rate Notes Indenture.

           "Senior Unsecured Notes Indentures": collectively, the Senior Fixed Rate Notes Indenture and the Senior Floating Rate Notes Indenture.

           "Senior Unsecured Notes": collectively, (a) the Senior Fixed Rate Notes and (b) the Senior Floating Rate Notes.

           "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

           "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

           "Speedware": Speedware Corporation Inc. (now known as Activant Solutions Acquisitionco Ltd.), a Canadian corporation

           "Standby L/C": an irrevocable letter of credit issued by the Issuing Lender pursuant to this Agreement for the account of the Borrower in respect of obligations of the type described in Section 3.1.

           "Standby L/C Application": as defined in Section 3.2.

           "Stated Maturity Date": the date that is the third anniversary of the Closing Date.

           "Subordinated Indebtedness": unsecured senior subordinated Indebtedness or unsecured subordinated Indebtedness of the Borrower; provided that such indebtedness has (i) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the fourth anniversary of the Closing Date, (ii) no financial maintenance covenants, and (iii) such other terms and conditions (including, without limitation, interest rate, events of default, subordination and covenants) as shall be satisfactory to the Administrative Agent in its discretion.

           "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that the Customer Partnerships shall be deemed Subsidiaries of the Borrower solely for purposes of Sections 8.2, 8.4 and 8.9 only; provided further that Internet Autoparts (if it hereafter becomes a Subsidiary of the Borrower) shall not be deemed a Subsidiary of the Borrower for purposes of Article 8 hereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

           "Termination Date": the earliest of (a) the Stated Maturity Date and
(b) the date upon which the Commitments shall be terminated pursuant hereto (including any termination pursuant to Article 9).

           "Test Date": with respect to the covenants set forth in Sections 8.1(a) and 8.1(b), each date of determination in accordance with such covenants.

           "Total Credit Percentage": as to any Lender at any time, the percentage of the aggregate Commitments then constituted by its Commitment (or, if the Commitments have terminated or expired, the percentage of the aggregate outstanding Loans and risk interests in the Letter of Credit Outstandings then constituted by its outstanding Loans and risk interest in Letter of Credit Outstandings).

           "Total Debt Ratio": the ratio of Consolidated Total Debt of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries for a period of four consecutive fiscal quarters.

           "Trade L/C": a commercial documentary letter of credit issued by the Issuing Lender pursuant to Section 3.1 for the account of the Borrower for the purchase of goods in the ordinary course of business.

           "Trade L/C Application": as defined in Section 3.2.

           "Tranche": the reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches."

           "Transactions": the Acquisition, the Acquired Business Refinancing, entering into this Agreement, the Bridge Financing and the Holdings Financing.

           "Transferee": as defined in Section 12.6(f).

           "Triad Financial": Triad Systems Financial Corporation, a California corporation.

           "Type": as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

           "U.S. Lender": any Lender, any Issuing Lender, any Participant or any Administrative Agent that is a United States person as defined in Section 7701(a)(30) of the Code.

           "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any revisions thereof.

           "United States": United States of America.

           "U.S. Tax Compliance Certificate": as defined in Section 4.7(b)(ii).

           "Wholly Owned Subsidiary": as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock other than directors' qualifying shares or any shares held by nominees.

           1.2 Other Definitional Provisions.

           (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

           (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Holdings and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. In the event that any change shall occur in (i) the method by which Lease Transaction Obligations and the related obligations of the Borrower permitted pursuant to the terms of Section 8.4(h) of this Agreement are accounted for in the financial statements of Holdings and its Subsidiaries (a "Lease Accounting Change") or (ii) accounting principles relating to the recognition of revenue required by the promulgation of any rule, regulation, pronouncement or opinion by applicable authorities including, without limitation the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (a "Revenue Recognition Change"), such Lease Accounting Changes and Revenue Recognition Changes shall be treated as Accounting Changes as described in the definition of "GAAP".

           (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                    ARTICLE 2

                         AMOUNT AND TERMS OF COMMITMENTS

           2.1 Commitments.

           (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each, a "Loan", collectively, "Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Lender's Commitment Percentage of all Letter of Credit Outstandings, not to exceed the amount of such Lender's Commitment. Notwithstanding the foregoing, the sum of all Letter of Credit Outstandings and the aggregate principal amount of the Loans outstanding at any time shall not exceed the Commitments. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

           (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.3 and 2.11.

           (c) The Borrower shall not be permitted to make any request for a borrowing, extension of credit or issuance of a Letter of Credit (other than with respect to the "rollover" of the Existing Letters of Credit to this Agreement) hereunder or otherwise borrow any funds or obtain Letters of Credit (other than with respect to the "rollover" of the Existing Letters of Credit to this Agreement) until the Business Day next succeeding the Closing Date.

           2.2 Notes. The Borrower agrees that, upon the request to the Administrative Agent by any Lender, in order to evidence such Lender's Loans the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Note"), payable to the order of such Lender, or its valid and registered assigns, and in a principal amount equal to the amount of the initial Commitment of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed to and constituting a part of its Note, and any such recordation shall, in the absence of manifest error and to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation, or any error therein, shall not affect any of the obligations of the Borrower under such Note or this Agreement. Any Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with Section 4.1.

           2.3 Procedure for Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice may be telephonic and must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three (3) Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be Eurodollar Loans, or (b) one (1) Business Day prior to the requested Borrowing
Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Any such telephonic borrowing notice shall be confirmed promptly by a written borrowing notice to the Administrative Agent, delivered by hand or by telecopy. Each borrowing under the Commitments shall be in an amount equal to (A) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $500,000, such lesser amount) and (B) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 12.2 prior to 12:30 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

           2.4 Commitment Fee; Administrative Agent Fees.

           (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 0.50% per annum on the average daily Available Commitment of such Lender during the period for which payment is made, payable in arrears on (i) the last day of each September, December, March and June and (ii) the Termination Date.

           (b) The Borrower shall pay to JPMCB, for its account, such fees as have been agreed to in writing by the Borrower and JPMCB, in the amounts and on the dates set forth in such writing.

           2.5 Termination or Reduction of Commitments.

           (a) The Borrower shall have the right, upon not less than five (5) Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, reduce the unutilized portion of the amount of the Commitments; provided that (i) the Commitments shall not be terminated if any Letters of Credit are outstanding and (ii) any such termination of the Commitments shall be accompanied by prepayment in full of the Loans and L/C Obligations then outstanding, together with accrued interest thereon to the date of such prepayment, cancellation of all Letters of Credit (unless cash collateralized in accordance with the last sentence of this paragraph) and the payment of any unpaid commitment fee then accrued hereunder. Any such partial reduction shall be in an amount of $500,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the amount of the Commitments then in effect and shall further include any amounts due in respect thereof under
Section 4.8. Upon termination of the Commitments, any Letter of Credit then outstanding which has been fully cash collateralized upon terms reasonably satisfactory to the Administrative Agent and the Issuing Lender shall no longer be considered a "Letter of Credit" as defined in Section 1.1, and any L/C Participating Interest heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall, at the election of the Issuing Lender, be deemed terminated but the letter of credit fees payable under Section 3.3 shall continue to accrue to the Issuing Lender with respect to such Letter of Credit until the expiry thereof.

           (b) In the case of any reduction of the Commitments hereunder, to the extent, if any, that the sum of the Loans and the Letter of Credit Outstandings exceeds the Commitments as so reduced, the Borrower shall make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Loans then outstanding, second, to payment of any L/C Obligations then outstanding and last, to cash collateralize any outstanding Letter of Credit on terms reasonably satisfactory to the Administrative Agent and the Issuing Lender.

           (c) The Commitments once terminated or reduced may not be reinstated.

           2.6 [Reserved].

           2.7 [Reserved].

           2.8 Repayment of Loans.

           (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan of such Lender, on the Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 4.1.

           (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

           (c) The Administrative Agent shall maintain the Register pursuant to
Section 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

           (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, in the absence of manifest error and to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

           2.9 Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three (3) Business Days' (or one Business Day in the case of the payment of Alternate Base Rate Loans) irrevocable notice (no later than 12:00 noon, New York City time, on such day) to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and shall include any amounts due in respect thereof under Section 4.8.

           2.10 Mandatory Prepayments and Commitment Reductions.

           (a) If at any time the sum of the Loans and the Letter of Credit Outstandings exceeds the Commitments (including at any time after any reduction of the Commitments pursuant to Section 2.5), the Borrower shall make a payment in the amount of such excess which payment shall be applied in the order set forth in Section 2.5(b). To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, the sum of the Loans and Letter of Credit Outstandings exceed the Commitments, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

           (b) If at any time the Borrower or any Subsidiary shall receive any cash proceeds of any casualty or condemnation in excess of $2,000,000 permitted by Section 8.6(c), such proceeds shall be deposited with the Administrative Agent who shall hold such proceeds in a cash collateral account reasonably satisfactory to it. From time to time upon request, the Administrative Agent will release such proceeds to the Borrower or such Subsidiary, as necessary, to pay for replacement or rebuilding of the assets lost or condemned. If such assets are not replaced or rebuilt within one year (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty or if the Borrower fails to notify the Administrative Agent in writing on or before 180 days after such casualty or condemnation that the Borrower shall commence the replacement or rebuilding of such asset, then, in either case, the Administrative Agent may apply any amounts in the cash collateral account to the repayment of the Loans.

           (c) If the daily balance of cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries for each day in any 179 consecutive day period is in excess of $30,000,000 in the aggregate, the Borrower shall immediately prepay in full all Loans, if any, then outstanding, and the Borrower agrees that immediately after such prepayment and immediately after any repurchase or redemption of the Senior Unsecured Notes permitted under Section 8.18(b)(iv), the Borrower and its Domestic Subsidiaries shall have at least $5,000,000 in the aggregate of unrestricted cash and Cash Equivalents.

           (d) The provisions of this Section 2.10 shall not be in derogation of any other covenant or obligation of the Credit Parties and their Subsidiaries under the Loan Documents and shall not be construed as a waiver of, or a consent to depart from, any such covenant or obligation.

           2.11 Conversion and Continuation Options.

           (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans, by giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election in the form of the continuation or conversion certificate attached hereto as Exhibit G; provided that, unless the Borrower elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loan related costs to be incurred by the Borrower under this Agreement with respect to the prepayment or conversion of such Eurodollar Loan prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Alternate Base Rate Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) any such conversion may only be made if, after giving effect thereto,
Section 2.12 shall not have been contravened.

           (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) if, after giving effect thereto, Section 2.12 would be contravened; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

           2.12 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof and so that there shall not be more than 10 Eurodollar Tranches at any one time outstanding.

                                    ARTICLE 3

                                LETTERS OF CREDIT

           3.1 The L/C Commitment.

           (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $5,000,000 or (ii) the sum of the Loans and Letter of Credit Outstandings of all the Lenders would exceed the Commitments of all of the Lenders. Each Letter of Credit shall (i) be either (x) a Standby L/C issued to provide credit support for insurance and other general corporate requirements of the Borrower and its Subsidiaries, or (y) a Trade L/C in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business and (ii) expire no later than the Termination Date. No Standby L/C shall have an expiry date more than 360 days after its date of issuance, and no Trade L/C shall have an expiry date more than 120 days after its issuance and no later than five (5) Business Days prior to the Termination Date; provided that Standby L/Cs may provide for the renewal thereof for additional periods not to exceed one year, but in any event no later than the Termination Date. Each Letter of Credit shall be denominated in Dollars.

           (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

           (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any Participating Lender to exceed any limits imposed by, any applicable Requirement of Law.

           (d) The outstanding Letters of Credit listed on Schedule 3.1 (the "Existing Letters of Credit") issued and outstanding as of the Closing Date pursuant to the Existing Credit Agreement shall be deemed to be a Letter of Credit issued under this Agreement on the Closing Date (and all obligations in respect of such letter of credit shall be deemed Obligations hereunder).

           3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective addresses for notices specified herein a commercial letter of credit application in the Issuing Lender's then customary form (a "Trade L/C Application") or a standby letter of credit application in the Issuing Lender's then customary form (a "Standby L/C Application"), as the case may be, in each case completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Lender of confirmation from the Administrative Agent that issuance of such Letter of Credit will not contravene Section 3.1, the Issuing Lender shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof and to each Lender promptly following the end of each month.

           3.3 Fees, Commissions and Other Charges.

           (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, a letter of credit commission, commencing on the Closing Date, with respect to each Letter of Credit for each day at a per annum rate equal to the Applicable Margin applicable to Loans bearing interest at the Eurodollar Rate of the daily face amount of such Letter of Credit, payable monthly in arrears on the last day of each month and on the Termination Date. A portion of such commission equal to 1/4 of 1% of the average daily face amount of such Letter of Credit shall be payable as a fronting fee to the Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Issuing Lender and the Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. Such commissions shall be nonrefundable.

           (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

           (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the Participating Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 3.3.

           3.4 L/C Participations.

           (a) Effective on the date of issuance of each Letter of Credit (and on the Closing Date with respect to the Existing Letters of Credit), the Issuing Lender irrevocably agrees to grant and hereby grants to each Participating Lender, and each Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Participating Lender's own account and risk an undivided interest equal to such Participating Lender's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender (including the Existing Letters of Credit) and the amount of each draft paid by the Issuing Lender thereunder. Each Participating Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Participating Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, upon demand at the Administrative Agent's address specified in Section 12.2, an amount equal to such Participating Lender's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. On the date that any Assignee becomes a Lender party to this Agreement in accordance with Section 12.6, participating interests in any outstanding Letters of Credit held by the transferor Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

           (b) If any amount required to be paid by any Participating Lender to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three (3) Business Days after the date such payment is due, such Participating Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Participating Lender pursuant to Section 3.4(a) is not in fact made available to the Administrative Agent, for the account of the Issuing Lender, by such Participating Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Participating Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. An L/C Participation Certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

           (c) Whenever, at any time after the Issuing Lender has paid a draft under any Letter of Credit and has received from any Participating Lender its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will pay to the Administrative Agent, for the account of such Participating Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Participating Lender shall return to the Administrative Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

           3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3.5 from the date such amounts become payable in accordance with the first sentence of this Section 3.5 until payment in full, at the rate which would be payable on Alternate Base Rate Loans at such time.

           3.6 Obligations Absolute. The Borrower's Obligations under this
Article 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any other Person may have or have had against the Issuing Lender or any other Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, including, without limitation, Article 5 thereof, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

           3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

           3.8 Letter of Credit Applications. To the extent that any provision of any Letter of Credit Application, including any reimbursement provisions contained therein, related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall prevail.

                                    ARTICLE 4

                               GENERAL PROVISIONS

           4.1 Interest Rates and Payment Dates.

           (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

           (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

           (c) Upon the occurrence and during the continuance of any Event of Default specified in Section 9(a), the Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 4.1 plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in Section 4.1(b) plus 2%.

           (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 4.1(c) shall be payable from time to time on demand.

           4.2 Computation of Interest and Fees.

           (a) Interest on Alternate Base Rate Loans, Eurodollar Loans, commitment fees, interest on overdue interest and other amounts payable hereunder shall be calculated on the basis of a 360-day year except interest on Alternate Base Rate Loans (when based on the Prime Rate) shall be calculated on the basis of a year of 365/366, in either case for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

           (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.1(a), (b) or (c).

           4.3 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

           (a) the Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

           (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

           4.4 Pro Rata Treatment and Payments.

           (a) Each borrowing and each conversion or continuation pursuant to
Section 2.11 of Loans by the Borrower from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective principal amounts of such Loans held by the Lenders or the respective Commitment Percentages of the Lenders, as the case may be.

           (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement and any Note, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: First, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; Second, to the payment of all expenses due and payable under Section 12.5, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each such Lender; Third, to the payment of fees due and payable under Sections 2.4 and 3.3(a), ratably among the Lenders in accordance with the Commitment Percentage of each Lender and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to Section 3.3(a); Fourth, to the payment of interest then due and payable under the Loans, ratably in accordance with the aggregate amount of interest owed to each such Lender; and Fifth, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in First through Fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

           (c) If any Lender (a "Non-Funding Lender") has (x) failed to make a Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Loan or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, any payment made on account of the principal of the Loans outstanding shall be made as follows:

               (i) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 6.2 to such reborrowing, such payment shall be made on account of the outstanding Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Loans of such Lenders;

               (ii) otherwise, such payment shall be made on account of the outstanding Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such Loans; and

               (iii) any payment made on account of interest on the Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Loans with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

           (d) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of Section 4.4(b) promptly upon receipt in like funds as received. If any payment hereunder would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in clause (1) of the proviso to the definition of "Interest Period") and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

           (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its relevant Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's relevant Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's relevant Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this
Section 4.4(e) shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

           4.5 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow the Lender or its lending office to continue to perform its obligations to make Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.8. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Alternate Base Rate Loans into Eurodollar Loans shall be reinstated.

           4.6 Requirements of Law.

           (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Loan, any Note, any Letter of Credit or any Letter of Credit Application or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 4.7 and the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit) by, or any other acquisition of funds by, any office of such Lender; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to increase the cost to such Lender, by an amount which such Lender deems to be material, of issuing or maintaining any Letter of Credit or participation therein or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.6, it shall promptly notify (in any event no later than 90 days after such Lender becomes entitled to make such claim) the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower so notifies the Administrative Agent within five (5) Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 4.6, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Alternate Base Rate Loans in accordance with Section 2.11 and, additionally, reimburse such Lender for any cost in accordance with Section 4.8. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for nine months following such termination and repayment.

           (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than ninety days prior to the date that such lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided, further that, if the circumstances giving rise to such claim have a retroactive effect, then such ninety day period shall be extended to include the period of such retroactive effect. This covenant shall survive the termination of this Agreement and the payment of any Notes and all other amounts payable hereunder for nine months following such termination and repayment.

           (c) A certificate as to any additional amounts payable pursuant to this Section 4.6 showing in reasonable detail the calculation thereof and certifying that the applicable Lender is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.

           4.7 Taxes.

           (a) Except as provided below in this Section, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes imposed in lieu of net income taxes and (ii) any United States withholding taxes payable with respect to payments under this Agreement or the Notes under laws (including any governing statute, treaty or regulation) in effect on the Closing Date (or (x) in the case of an Assignee, the date of the


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
Assignment and Acceptance and (y) in the case of a Participant, the date of the related purchase) applicable to any Lender, the Issuing Lender, the Administrative Agent, or any Participant, as the case may be. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, any Lender or the Issuing Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent, such Lender or the Issuing Lender shall be increased to the extent necessary to yield to the Administrative Agent, such Lender or the Issuing Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes; provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to the Administrative Agent, any Lender or the Issuing Lender if the Administrative Agent, such Lender or the Issuing Lender fails or is unable to comply with the requirements of Section 4.7(b) or (c). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or the Issuing Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Lenders and the Issuing Lender, as the case may be, for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, any Lender or the Issuing Lender as a result of any such failure. The agreements in this Section 4.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

           (b) Each Non-U.S. Lender and each U.S. Lender shall:

               (i) (x) (A) in the case of a Non-U.S. Lender (other than an Existing Lender that has previously delivered to the Borrower and the Administrative Agent a form or certification described in this Section 4.7(b)) on or before the date of any payment by the Borrower under this Agreement or any Notes to such Non-U.S. Lender, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying to its entitlement to treaty benefits and, if applicable, certifying that it is entitled to an exemption from United States backup withholding tax) or W-8ECI (certifying that the income received is effectively connected with a U.S. trade or business and, if applicable, certifying that it is entitled to an exemption from United States backup withholding tax), or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement, any Notes and any Loan Document without any deduction or withholding of any United States federal income taxes, or (B) in the case of a U.S. Lender, on or before the date of any payment under this Agreement to such Lender, deliver to the Borrower and the Administrative Agent two properly completed copies of United States Internal Revenue Service Form W-9 or successor applicable form, as the case may be, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax (for purposes of this Section 4.7(b), a U.S. Lender shall not include (x) a U.S. Lender that may be treated as an exempt recipient based on the indicators described in Treas. Reg. Section 1.6049-4(c)(1)(ii)) or (y) a U.S. Lender that is an Existing Lender);

               (y) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and at any other time or times reasonably requested by the Borrower; and

               (z) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

               (ii) in the case of any Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with Section 4.7(b)(i), (x) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (y) deliver to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (A) a certificate stating that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a "10-percent shareholder" within the meaning of Sections 881(c)(3)(B) and 871(h)(3)(B) of the Code and (3) is not a "controlled foreign corporation" receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. Tax Compliance Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Non-U.S. Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) or 871(h) of the Code with respect to payments to be made under this Agreement, any Notes and any Loan Document (and to deliver to the Borrower and the Administrative Agent two (2) further copies of Form W-8BEN on or before the date it expires or becomes obsolete, after the occurrence of any event requiring a change in the most recently provided form and at any other time or times reasonably requested by the Borrower and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement, any Notes and any Loan Document;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender, the Issuing Lender or the Administrative Agent, as the case may be, hereunder which renders any such forms and certificates previously delivered by such Lender, the Issuing Lender or the Administrative Agent, as the case may be, inapplicable or which would prevent such Lender, the Issuing Lender or the Administrative Agent, as the case may be, from duly completing and delivering such form or certificate with respect to it and such Lender, the Issuing Lender or the Administrative Agent, as the case may be, so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender, the Issuing Lender or the Administrative Agent or a Participant pursuant to Section 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section; provided that in the case of a Participant the obligations of such Participant pursuant to this Section 4.7(b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

           (c) Each Lender, the Issuing Lender or the Administrative Agent, as the case may be, shall, upon request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement, any Notes or any Loan Document may be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction; provided that such Lender, the Issuing Lender or the Administrative Agent, as the case may be, is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

           (d) Each Lender, the Issuing Lender and the Administrative Agent agrees that, upon the occurrence of any event giving rise to an obligation of the Borrower under this Section 4.7 with respect to such Lender, the Issuing Lender or the Administrative Agent, it will, if requested by the Borrower, use reasonable efforts (subject to overall internal policy, legal and regulatory considerations) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the reasonable judgment of such Lender, Issuing Lender or Administrative Agent, causes it or its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 4.7(d) shall affect or postpone any of the obligations of the Borrower or the rights of any Lender, Issuing Lender or Administrative Agent pursuant to this Agreement.

           (e) In the event that the Administrative Agent, any Lender or the Issuing Lender determines, in its sole good-faith discretion, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.7, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.7 with respect to Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, Issuing Lender or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, Issuing Lender or such Lender agrees to repay the amount paid over to the Borrower (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority solely with respect to such refund of Non-Excluded Taxes as determined in the sole good-faith discretion of the Lender) to the Administrative Agent, Issuing Lender or such Lender in the event the Administrative Agent, Issuing Lender or such Lender is required to pay such refund to such Governmental Authority. Nothing contained in this paragraph shall interfere with the right of the Administrative Agent, the Issuing Lender or such Lender to arrange its tax affairs in whatever manner it thinks fit, nor require any to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from other credits, relief, remissions or repayments to which it may be entitled.

           4.8 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding loss of profit) or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this Section 4.8 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.8. This covenant shall survive the termination of this Agreement and the payment of any Notes and all other amounts payable hereunder for a period of nine (9) months thereafter.

           4.9 Replacement of Lender. If at any time (a) the Borrower becomes obligated to pay additional amounts described in Section 4.5, 4.6 or 4.7 as a result of any condition described in such Section or any Lender ceases to make Eurodollar Loans pursuant to Section 4.5, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Nonconsenting Lender" or
(d) any Lender becomes a "Non-Funding Lender," then the Borrower may, on ten
(10) Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to assign (and, if all applicable provisions of this Section 4.9 are satisfied, such Lender hereby does), pursuant to Section 12.6(c), all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under Section 4.8 as though such Loans were being paid instead of being purchased); provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this
Section 4.9, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or
(B) the Lender shall have demanded payment of additional amounts under one of the Sections described in clause (a) of this Section 4.9, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this Section 4.9, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of Section 12.1 and (z) Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender." The Borrower's right to replace a Non-Funding Lender pursuant to this Section 4.9 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity or by statute.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

           To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and to issue and participate in Letters of Credit, Holdings and the Borrower hereby represent and warrant to the Administrative Agent and each Lender that:

           5.1 Financial Condition.

           (a) The audited consolidated financial statements of Holdings and the Borrower for the fiscal years ended September 30, 2002, 2003 and 2004, reported on by Ernst & Young, LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of Holdings or the Borrower, as applicable, as at such dates, and the consolidated results of Holdings's or the Borrower's operations, as applicable, and Holdings's or the Borrower's cash flows, as applicable, for the fiscal periods then ended. The unaudited consolidated financial statements of the Borrower for the fiscal quarters ending December 31, 2004, March 31, 2005 and June 30, 2005, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of the Borrower as of such date, and the consolidated results of the Borrower's operations and the Borrower's cash flow for the calendar quarter and year-to-date periods then ended. All such financial statements and the related schedules and notes thereto have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Holdings nor any of its Subsidiaries had as at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which has any reasonable likelihood of resulting in a material cost or loss.

           (b) The pro forma balance sheet of the Borrower and its Subsidiaries (the "Pro Forma Balance Sheet") and the pro forma condensed consolidated statement of operations of the Borrower and its Subsidiaries (the "Pro Forma Statement of Operations"), certified by a Responsible Officer of Holdings and the Borrower, copies of which have been heretofore furnished to each Lender, are the pro forma unaudited balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2005, and the pro forma unaudited condensed consolidated statement of operations of the Borrower and its consolidated Subsidiaries for the twelve months ended June 30, 2005, adjusted to give effect (as if such events had occurred on June 30, 2005) to (i) the consummation and funding of the Bridge Financing and the contemplated disbursement and use of the proceeds thereof (including without limitation, the payment of all obligations then outstanding under the Existing Credit Agreement as required under Section 6.1(b)(i)), (ii) the payment of fees, expenses and financing costs related to the Transactions, and (iii) the consummation of the other Transactions in accordance with the Loan Documents and the other related documents governing such Transactions. The Pro Forma Balance Sheet and the Pro Forma Statement of Operations, together with the notes thereto, were prepared based on good faith assumptions as of the date of delivery thereof, and reflect on a pro forma basis the financial position of the Borrower and its Subsidiaries as at June 30, 2005 and for the twelve-month period ending June 30, 2005, as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred at June 30, 2005.

           5.2 No Change. Since September 30, 2004 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings or the Borrower except as listed on Schedule 5.2 or otherwise permitted hereby nor has any of the Capital Stock of Holdings or the Borrower been redeemed, retired, purchased or otherwise acquired for value by Holdings or the Borrower or any of their Subsidiaries.

           5.3 Corporate Existence; Compliance with Law. Holdings and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except as set forth on
Schedule 5.3 (but subject to the provisions of Section 7.15), (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except as set forth on Schedule 5.3 (but subject to the provisions of Section 7.15), (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

           5.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, any of the Notes and the other Loan Documents to which it is a party and, with respect to the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of, or the granting of any security interests under, this Agreement, any of the Notes and the other Loan Documents and to authorize the execution, delivery and performance of this Agreement, any of the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, this Agreement, any of the Notes or the other Loan Documents to which any Credit Party is a party, except for (i) those set forth on Schedule 5.4, each of which has been made or taken and is in full force and effect, (ii) consents under immaterial Contractual Obligations and (iii) those referred to in Section 5.18. This Agreement, any Note and each of the other Loan Documents has been duly executed and delivered on behalf of each Credit Party thereto. This Agreement, any Note and each of the other Loan Documents constitutes a legal, valid and binding obligation of each Credit Party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

           5.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of any Credit Party or of any of its Subsidiaries.

           5.6 No Material Litigation. Except as set forth in Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings and the Borrower, threatened by or against any of the Credit Parties or any of their Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Agreement, any Notes, the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

           5.7 No Default. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

           5.8 Ownership of Property; Liens. Each of the Credit Parties and their Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 8.3. Such real and other properties comprise all of the properties the use of which is necessary for the conduct of such Credit Party's or such Subsidiaries' business as presently conducted and as proposed to be conducted by it. As of the date hereof, the Fee Properties listed on Part I of Schedule 5.8 constitute all the real properties owned in fee by the Borrower or its Subsidiaries and the Leased Properties listed on Part II of Schedule 5.8 constitute all of the real properties leased by the Borrower or its Subsidiaries. As of the date hereof, each of the leases with respect to material Leased Properties listed on Part II of Schedule 5.8 is in full force and effect.

           5.9 Intellectual Property. Each of the Credit Parties and their Subsidiaries owns, or is validly licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of Holdings and the Borrower, and except as set forth on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           5.10 Taxes. Except as set forth on Schedule 5.10, each of the Credit Parties and their Subsidiaries has filed or caused to be filed all federal and all other material tax returns which, to the knowledge of Holdings and the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be, and (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

           5.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

           5.12 ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect; (v) none of the Credit Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the best knowledge of the Credit Parties, none of the Credit Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Credit Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; (vi) no such Multiemployer Plan is in Reorganization or Insolvent; and (vii) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

           5.13 Investment Company Act; Other Regulations. Neither Holdings nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither Holdings nor any of its Subsidiaries is subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

           5.14 Subsidiaries, Etc. As of the date hereof, the only Subsidiaries of Holdings, and the only partnerships or joint ventures in which Holdings or any of its Subsidiaries has an interest, are those listed on Schedule 5.14. As of the date hereof, Holdings owns the percentage of the Capital Stock or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on Schedule 5.14 as set forth on such Schedule. As of the date hereof, no such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Capital Stock, and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures owned by the Borrower and its Subsidiaries are so owned free and clear of all Liens, warrants, options or rights of others of any kind except as set forth in Schedule 5.14.

           5.15 Purpose of Loans. The proceeds of the Loans shall be used for working capital purposes and other general corporate purposes of the Borrower and the Subsidiaries (it being understood that the Loans may not be used, directly or indirectly, to refinance any Indebtedness described in Section 8.2(c) or 8.2(n) or Section 11.6(a)(i)).

           5.16 Environmental Matters.

           (a) The facilities and properties owned, leased or operated by Holdings or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, or (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in each case insofar as such violation, liability, interference or reduction in fair market value, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

           (b) The Business, Properties and all operations at the Properties are, and to the knowledge of Holdings and the Borrower have been, in compliance in all material respects with all applicable Environmental Laws except for noncompliance which is not reasonably likely to result in a Material Adverse Effect.

           (c) Neither Holdings nor any of its Subsidiaries has received any written notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

           (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph (d), or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

           (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings or the Borrower, threatened, under any Environmental Law to which Holdings or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

           (f) There has been no release or, to the best knowledge of Holdings or the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph (f), or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

           5.17 Disclosure. No information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document (but excluding all projections and pro forma financial statements covered by the next succeeding sentence) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, there is no fact known to any Credit Party (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Credit Party, a Material Adverse Effect.

           5.18 Guarantee and Collateral Agreement.

           (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Stock or the Pledged Notes, as the case may be, described therein and proceeds thereof and all actions have been taken to cause the Guarantee and Collateral Agreement to constitute a fully perfected first Lien on, and security interest in, all right, title and interest of each Credit Party party thereto in such Pledged Stock or Pledged Notes, as the case may be, described therein and in proceeds thereof superior in right to any other Person.

           (b) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 5.18 or in the Guarantee and Collateral Agreement, and the other actions required to be taken by the Guarantee and Collateral Agreement have been taken, the Guarantee and Collateral Agreement shall constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of each Credit Party party thereto in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

           5.19 Solvency. Each of Holdings and the Borrower is, individually and together with its Subsidiaries, Solvent.

           5.20 No Fees. None of the Credit Parties nor any of their Subsidiaries is under any obligation to pay any broker's fees, finder's fee, commission, transaction fee or expenses in connection with the transactions contemplated by this Agreement or the other Loan Documents.

           5.21 Insurance. The insurance maintained by or reserved against on the books of Holdings, the Borrower and their Subsidiaries is sufficient to protect Holdings, the Borrower and their Subsidiaries against such risks as are usually insured against in the same general area by companies engaged in the same or similar business. None of Holdings, the Borrower or any of their Subsidiaries is in default under any provisions of any such policy of insurance or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of Holdings, the Borrower or any of their Subsidiaries has made any material claims under any policy of insurance with respect to which the insurance carrier has denied liability.

           5.22 Labor Matters. There are no strikes pending or, to the knowledge of Holdings or the Borrower, threatened against Holdings or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings and each of its Subsidiaries have not been in violation of any applicable United States labor laws, rules or regulations or any other applicable laws, rules or regulations, except where such violations could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Subsidiaries (or any predecessor) is a party or by which Holdings or any of its Subsidiaries (or any predecessor) is bound.

           5.23 Senior Indebtedness. The Obligations constitute Indebtedness senior in right to any and all Subordinated Indebtedness now or hereafter existing pursuant to the terms of any document evidencing, governing or related to any Subordinated Indebtedness or guarantees thereof. The obligations of each Subsidiary which is a Guarantor under the Guarantee and Collateral Agreement constitute obligations senior in right to any and all guarantees, if any, by such Subsidiary of any Subordinated Indebtedness now or hereafter existing pursuant to the terms of any document evidencing, governing or related to the applicable Subordinated Indebtedness or guarantees thereof.

           5.24 Provision of License Products; Non-Competition, Etc. No Credit Party is party to any agreement, whether written or oral, providing for (i) the grant by Holdings or any of its Subsidiaries of any right or license to use any Intellectual Property (as defined in the Guarantee and Collateral Agreement) of Holdings or any of its Subsidiaries (including, without limitation, the use of any electronic catalog products) or (ii) the rendering of any related service in connection with such grant (collectively, "License Products") to any Person (other than an Affiliate), except for any such agreement (or a related agreement or agreements) that contains such confidentiality, non-solicitation and non-competition provisions as are customary in the Borrower's line of business and in the ordinary course of business (as determined reasonably and in good faith by the Borrower) ("Customary License Terms").

           5.25 Lease Transactions; Lease Transaction Obligations. As of the Closing Date, none of the Credit Parties nor any of their Subsidiaries is a party to any Lease Transaction Obligations other than as listed on Schedule 5.25 hereto.

           5.26 Status of Accounts Receivables and Other Collateral. The Borrower shall not redate any invoice or sale or make or allow to be made sales on extended dating beyond what is customary in the industry.

           5.27 Transaction Documents. Each of the Loan Documents constitutes the valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and other laws affecting creditors' rights generally and by general principles of equity. The Borrower has no knowledge that any of the representations and warranties contained in any of the Loan Documents, the Bridge Loan Agreement, the Holdings Bridge Loan Agreement or any other documents entered into in connection therewith were untrue or incorrect in any material respect on and as of the date given or, in the case of the Bridge Loan Agreement, the Holdings Bridge Loan Agreement, the Acquisition Agreement or any other documents entered into in connection therewith, except as disclosed in writing to the Administrative Agent prior to the Closing Date, that any of the material terms thereof have been modified, amended or waived.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

           6.1 Conditions to Initial Loans. The effectiveness of this Agreement is subject to the satisfaction (which shall in no event occur later than September 30, 2005) of each of the following conditions precedent (except for the satisfaction of the items identified in Section 7.15):

           (a) Agreement; Notes. The Administrative Agent shall have received
(i) this Agreement, executed and delivered by a duly authorized Responsible Officer of each of Holdings and the Borrower with a counterpart for each Lender and (ii) for the account of each of the Lenders which has requested a Note pursuant to Section 2.2, a Note conforming to the requirements hereof and executed and delivered by a duly authorized Responsible Officer of the Borrower and (iii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized Responsible Officer of each Credit Party.

           (b) Existing Credit Agreement.

               (i) All Revolving Credit Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, together with all accrued unpaid interest, fees (including commitment fees through the Closing Date), commissions and other amounts owing under the Existing Credit Agreement, shall have been paid.

               (ii) Each Existing Lender which will not continue as a Lender hereunder (a "Departing Lender") shall deliver to the Administrative Agent an acknowledgment that its Revolving Credit Commitment (as defined in the Existing Credit Agreement) under the Existing Credit Agreement is being assigned and reallocated as set forth herein.

           (c) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or duly authorized committee of each of Credit Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder, and (iii) the transactions contemplated by the Loan Documents (to the extent applicable to such Person), certified by the Secretary or an Assistant Secretary (or authorized member) of each of the Credit Parties as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to the Administrative Agent.

           (d) Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Secretary or an Assistant Secretary (or authorized member) of each of the Credit Parties, dated the Closing Date, as to the incumbency and signature of the Responsible Officers of such Person executing each Loan Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary (or authorized member).

           (e) Organization Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each of the Credit Parties that is a corporation or of the certificate of organization and operating agreement of each of the Credit Parties that is a limited liability company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary (or authorized member) of each of the Credit Parties.

           (f) Fees. JPMCB shall have received the fees referred to in Section
2.4 to be received on the Closing Date. (g) Indebtedness for Borrowed Money. Other than the Senior Unsecured Notes, the Bridge Financing and the Holdings Financing, in the amounts outstanding as of the date hereof or as contemplated hereby and other indebtedness reasonably satisfactory to the Joint Lead Arrangers, Holdings and its Subsidiaries and Borrower and its Subsidiaries, after giving effect to, and upon consummation of, the Transaction, shall have no material outstanding Indebtedness for money borrowed.

           (h) No Defaults. There shall exist no Default or Event of Default under this Agreement.

           (i) Legal Opinions. The Lenders shall have received, with a copy for each Lender, the following legal opinions, each dated the Closing Date: (i) a legal opinion from Weil, Gotshal & Manges LLP, special counsel to the Credit Parties, in the form of Exhibit D-1; and (b) a legal opinion from Morgan, Lewis & Bockius LLP, special counsel to Trade Services Systems, Inc., a Pennsylvania corporation, in the form of Exhibit D-2.

           (j) Perfection. The Administrative Agent shall have received: (i) except as set forth in Section 7.15, all certificates, agreements or instruments representing or evidencing the Pledged Stock and Pledged Notes, accompanied by instruments of transfer and stock powers undated and endorsed in blank; (ii) all other certificates, agreements, or instruments necessary to perfect the Administrative Agent's security interest in all Chattel Paper, all Instruments and all Investment Property of each Credit Party (to the extent required by the Guarantee and Collateral Agreement); and (iii) UCC financing statements in appropriate form for filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents. The security interest granted in the Collateral in favor of the Administrative Agent pursuant to the Security Documents shall be free and clear of all Liens except as permitted hereby. Subject to Section 7.15, the Administrative Agent shall have received evidence satisfactory to it that UCC-3 termination statements and other Lien release documentation shall have been duly executed (to the extent required), and all other necessary actions shall have been duly taken, to the extent necessary to effect the complete and irrevocable release of all Liens, if any, other than those permitted pursuant to Section 8.3 on the assets of Holdings and its Subsidiaries.

           (k) Consummation of the Acquisition. The Administrative Agent shall have received reasonably satisfactory evidence that the Borrower has consummated, or simultaneously in connection with the effectiveness of this Agreement shall consummate, the Acquisition, without modification, amendment or waiver of any material provisions of any of the terms of the Acquisition Agreement, to the extent such modification, amendment or waiver is material and adverse to the Lenders (except for such modifications, amendments or waivers as shall have been approved in writing by the Required Lenders), all in accordance with the terms, conditions and provisions of the Acquisition Agreement.

           (l) Consummation and Funding of Bridge Financing and Holdings Financing. The Administrative Agent shall have received reasonably satisfactory evidence that each of the Bridge Financing and the Holdings Financing have been funded and the transactions related thereto (including the contribution as common equity of the net proceeds from the Holdings Financing to the Borrower) have been duly and validly consummated, and the Borrower or Holdings, as applicable, has received all of the net proceeds from such facilities, without modification, amendment or waiver of any material provisions of any of the Bridge Loan Agreement or the Holdings Bridge Loan Agreement (except for such modifications, amendments or waivers as shall have been approved in writing by the Required Lenders), all in accordance with the terms, conditions and provisions of the Bridge Loan Agreement or the Holdings Bridge Loan Agreement.

           (m) Repayment of Indebtedness. The Borrower and its Subsidiaries shall have effected (or will, on the Closing Date, effect) the repayment in full of all obligations and indebtedness of Borrower and its Subsidiaries in respect of the Existing Acquired Business Credit Facility, including, without limitation, the termination of all outstanding commitments in effect under the Existing Acquired Business Credit Facility, on terms and conditions and pursuant to documentation reasonably satisfactory to the Joint Lead Arrangers. All Liens and guarantees in respect of such obligations shall have been terminated and released (or will, on the Closing Date, be terminated and released) and the Joint Lead Arrangers shall have received (or will, on the Closing Date, receive) evidence thereof reasonably satisfactory to the Joint Lead Arrangers and a "pay-off" letter or letters reasonably satisfactory to the Joint Lead Arrangers with respect to such obligations and such UCC termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Joint Lead Arrangers shall have reasonably requested to release and terminate of record the Liens securing such obligations (or arrangements for such release and termination reasonably satisfactory to the Joint Lead Arrangers shall have been made).

           (n) Financial Statements. The Lenders shall have received the financial statements referred to in Section 5.1(b).

           (o) Guarantee and Collateral Agreement. The Administrative Agent shall have received the Pledged Stock pledged pursuant to the Guarantee and Collateral Agreement), together with undated stock powers endorsed in blank for each stock certificate representing such Pledged Stock, or, as applicable, such other documents or modifications required by the Guarantee and Collateral Agreement. The Administrative Agent shall have received, on behalf of the Lenders, each Pledged Note pledged pursuant to the Guarantee and Collateral Agreement, endorsed as required by the Guarantee and Collateral Agreement, and the acknowledgment and consent of the maker of each such Pledged Note.

           (p) Representations and Warranties. Each of the representations and warranties of each Credit Party in or pursuant to the Loan Documents (other than the representation and warranty contained in Section 5.2(a)) shall be true and correct in all material respects.

           (q) No Adverse Change or Development, Etc. Nothing shall have occurred since May 31, 2005 which has caused or could reasonably be expected to cause a Material Adverse Change (as defined). "Material Adverse Change" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with any other change, effect, event, occurrence, state of facts or development is or is reasonably likely to be materially adverse to the assets, properties, financial condition or results of operations of the Acquired Business and its subsidiaries taken as a whole or the ability of a party to the Acquisition Agreement to consummate the transactions contemplated thereby; provided that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Change: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to the announcement or pendency of the transactions contemplated by the Acquisition Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the Acquired Business and its subsidiaries participate, the U.S. economy as a whole or the capital markets in general, other than any adverse change, effect, event, occurrence, state of facts or development which disproportionately affect the Acquired Business and its subsidiaries; (c) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, the Acquisition Agreement; (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof;
(e) any matter set forth on any disclosure schedule attached to the Acquisition Agreement; or (f) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America.

           6.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan), or of the Issuing Lender to issue any Letter of Credit or to amend, renew or extend any Letter of Credit, in each case is subject to the satisfaction of the following conditions precedent:

           (a) Representations and Warranties. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

           (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on such date.

           (c) Borrowing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a borrowing certificate substantially in the form of Exhibit E hereto and dated such date, executed by a Responsible Officer of each of the Borrower and the Guarantor.

           (d) Letter of Credit Application. With respect to the issuance of any Letter of Credit, the Issuing Lender shall have received a Letter of Credit Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer of the Borrower; provided that if such Letter of Credit is being issued to support the repayment of any Indebtedness of any Subsidiary of the Borrower, such Subsidiary shall also execute such Letter of Credit Application and shall agree to be jointly and severally liable with the Borrower for any and all obligations arising under or in connection with such Letter of Credit or the Letter of Credit Application related thereto. Each borrowing by the Borrower hereunder and issuance of any Letter of Credit shall constitute a representation and warranty by the Credit Parties as of the date of such Loan or issuance, as the case may be, that the conditions contained in this Section 6.2 have been satisfied.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

           Each of Holdings and the Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit is outstanding or any other Obligations are owing to any Lender or the Administrative Agent hereunder, Holdings and the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of their Subsidiaries to:

           7.1 Financial Statements. Furnish to each Lender:

           (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the consolidated statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; provided that if Holdings hereafter acquires or creates any Subsidiary other than the Borrower or otherwise acquires any material property other than the Capital Stock in the Borrower, then the Borrower shall also cause to be delivered unaudited consolidated financial statements of Holdings and its Subsidiaries in accordance with the terms of this
Section 7.1(a);

           (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the quarter ending December 31, 2005, the unaudited consolidating and consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidating and consolidated statements of income and retained earnings and consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form
(i) the figures for the previous year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with Section 7.2(d), certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments); provided that if Holdings hereafter acquires or creates any Subsidiary other than the Borrower or otherwise acquires any material property other than the Capital Stock in the Borrower, then the Borrower shall also cause to be delivered unaudited consolidating and consolidated financial statements of Holdings and its Subsidiaries in accordance with the terms of this Section 7.1(b);

           (c) as soon as available, but in any event not later than 30 days after the end of each month, commencing with the month ending October 31, 2005 (other than a month the last day of which coincides with the last day of any fiscal quarter) of each fiscal year of the Borrower, monthly operating reports of the Borrower and its consolidated Subsidiaries in the form of Exhibit H as at the end of such month, setting forth in each case in comparative form (i) the figures for the previous year commencing with the 2004 fiscal year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with Section 7.2(d); provided that the provisions of this Section 7.1(c) shall be inapplicable for so long as the ratio of Consolidated Total Debt of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries is below 2.00 to 1.00, as most recently determined in accordance with Section 8.1(c);

all such financial statements shall fairly present in all material respects the consolidated financial position or the consolidating financial position, as the case may be, of the Borrower and its Subsidiaries and of Holdings and its Subsidiaries, as applicable, as of such date and shall be prepared in reasonable detail and, except with respect to financial statements delivered pursuant to
Section 7.1(c), in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

           7.2 Certificates; Other Information. Furnish to each Lender:

           (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in Section 8.1, except as specified in such certificate;

           (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such Responsible Officer's knowledge, the Credit Parties during such period have observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which they are parties to be observed, performed or satisfied by it, in all material respects, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statement in respect of Sections 8.1;

           (c) [Reserved]

           (d) as soon as available but not later than 45 days subsequent to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year (showing the operating budget and cash flow budget for each quarter within such fiscal year), such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such projections have been prepared in good faith and based upon reasonable assumptions;

           (e) within five (5) days after the same are filed, copies of all financial statements and reports which Holdings, the Borrower or any of their Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

           (f) concurrently with the delivery of the financial statements referred to Section 7.1(a), a description by the Borrower of each Customer Partnership then existing, such description to include the following information with respect to each Customer Partnership: (i) the identity of each customer of the Borrower that is a partner in such Customer Partnership; (ii) the business or businesses engaged in by such Customer Partnership; and (iii) the amount of Indebtedness permitted by Section 8.2(m) that is then outstanding to such Customer Partnership;

           (g) as soon as available but not later than 30 days after creation of any new Customer Partnership, a description by the Borrower of such newly created Customer Partnership including the following information: (i) the identity of each customer of the Borrower that is a partner in such Customer Partnership; (ii) the business or businesses engaged in by such Customer Partnership; and (iii) the amount of Indebtedness permitted by Section 8.2(m) that is then outstanding to such Customer Partnership, and

           (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

           7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, Holdings and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

           7.4 Conduct of Business and Maintenance of Existence. Except as provided in Section 8.5, continue to engage in business of the same general type as now conducted by it and businesses reasonably related thereto and to preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except if (i) in the reasonable business judgment of Holdings or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises, except as provided on Schedule 5.3 (but subject to the provisions of Section 7.15), and (ii) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Lenders hereunder or the value of the collateral security for the Loans, and as otherwise permitted pursuant to Section 8.5 and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

           7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent; and furnish to each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

           7.6 Inspection of Property; Books and Records; Discussions.

           (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (including field examiners who may be employees of any Lender or independent contractors) to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial or other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions. Upon the request of the Administrative Agent or any Lender, the Borrower shall enter into (or in the case of any other necessary party to such a confidentiality agreement, Holdings and its Subsidiaries shall use their best efforts to cause such party to enter into) a confidentiality agreement with the Administrative Agent and the Lenders in form and substance mutually satisfactory to the Administrative Agent and the Borrower to permit the examination by the Administrative Agent and the Lenders in accordance with the terms of this Section 7.6 of the books and records of certain entities in which Holdings or any of its Subsidiaries has an equity investment as previously disclosed to the Administrative Agent and the Lenders by the Borrower.

           7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

           (a) the occurrence of any Default or Event of Default;

           (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

           (c) any litigation or proceeding affecting any of the Credit Parties or any of their Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

           (d) the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan (other than a Multiemployer
Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

           (e) any development or event which has had, or could reasonably be expected to have, a Material Adverse Effect; and

           (f) the receipt by Holdings or any Subsidiary of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental, health or safety matter, including, without limitation, the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Law on property owned, leased or utilized by Holdings or any Subsidiary of Holdings but only to the extent that such complaint, order, citation, notice or written communication individually or in the aggregate could reasonably be expected to result in material liability or a material obligation under any Environmental Law.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower, Holdings or the applicable Commonly Controlled Entity proposes to take with respect thereto.

           7.8 Environmental Laws.

           (a) Comply in all material respects with, and use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws;

           (b) conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

           (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers, directors and controlling persons, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings or its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or willful misconduct of, or any post-foreclosure actions not taken in accordance with the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 and analogous lender liability laws. The agreements in this paragraph shall survive repayment of all Loans and all other amounts payable hereunder.

           7.9 Pledge of After Acquired Property. If at any time following the Closing Date the aggregate monetary value (as determined by aggregating the monetary value of each item or items of property so acquired on the date of the acquisition thereof) of all property (to the extent not already secured) of any nature whatsoever acquired by Holdings, any Domestic Subsidiary and/or HM Coop after the Closing Date is in excess of $1,000,000 (including for this purpose fee owned real estate having a monetary value in excess of $1,000,000), Holdings, any such Domestic Subsidiary or HM Coop, as applicable, shall grant to the Administrative Agent for the ratable benefit of the Lenders a first priority Lien on and security interest in such property, as collateral security for the Obligations, pursuant to documentation reasonably satisfactory to the Administrative Agent and take such actions as the Administrative Agent shall reasonably require to ensure the priority and perfection of such Lien; provided that (i) only 65% of the voting Capital Stock of any Foreign Subsidiary need be so pledged, (ii) with respect to real property, only fee owned real estate with a value in excess of $1,000,000 need be mortgaged, (iii) property to the extent subject to a Lien permitted by Section 8.3(h) or to the extent that creating such Lien on any item of property is prohibited by any agreement of the type described in clause (ii) or (iii) of Section 8.14 to which such property is subject need not be so pledged and (iv) Chattel Paper owned by Holdings or any Subsidiary (A) need not be so pledged to the extent that it is used to secure Lease Transaction Obligations and (B) shall not be required to be delivered to the Administrative Agent prior to 180 days after the creation thereof unless an Event of Default exists, in which case such Chattel Paper shall be delivered to the Administrative Agent promptly following its request.

           7.10 Pledge During Event of Default. At any time during the continuance of an Event of Default, upon the request of the Administrative Agent or the Required Lenders, grant to the Administrative Agent for the ratable benefit of the Lenders a first priority Lien on and security interest in any unencumbered property of Holdings and its Domestic Subsidiaries of any nature whatsoever, as collateral security for the Obligations, pursuant to documentation reasonably satisfactory to the Administrative Agent and take such actions as the Administrative Agent shall reasonably require to ensure the priority and perfection of such Lien; provided, however, that if the grant of such Lien would be reasonably likely to result in Holdings incurring income tax liability (as determined by the Borrower and agreed to by the Administrative Agent) pursuant to Subpart F of the Code, the property pledged pursuant hereto will be that property which can be pledged without incurring such liability; provided, further, that (i) only 65% of the voting Capital Stock of any Foreign Subsidiary need be so pledged, (ii) no Foreign Subsidiary shall be required to pledge its assets, (iii) assets to the extent subject to Liens permitted by
Section 8.3(g) or (h) or to the extent that creating such Lien on any item of property is prohibited by any agreement of the type described in clause (ii) or
(iii) of Section 8.14 need not be so pledged and (iv) Chattel Paper owned by Holdings or any Subsidiary (A) need not be so pledged to the extent that it is used to secure Lease Transaction Obligations and (B) shall not be required to be delivered to the Administrative Agent unless an Event of Default lasts, in which case such Chattel Paper shall be delivered to the Administrative Agent promptly following its request.

           7.11 Additional Subsidiaries. If, at any time, either the Borrower, any of its Domestic Subsidiaries or HM Coop shall form or acquire any new Subsidiary after the date of this Agreement (this Section 7.11 not constituting authority to form or acquire a new Subsidiary), the Borrower, such Domestic Subsidiary or HM Coop, as the case may be, shall (i) cause such new Subsidiary (other than a Foreign Subsidiary) to execute and deliver a supplement to the Guarantee and Collateral Agreement and become a party thereto, and (ii) cause each holder of any Capital Stock of such Subsidiary to pledge 100% of such Capital Stock to the Administrative Agent pursuant to a supplement to the Guarantee and Collateral Agreement; provided that in the event such Subsidiary is a Foreign Subsidiary only 65% of the voting Capital Stock of such Foreign Subsidiary need be pledged to the Administrative Agent; provided, further, that each such supplement shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent.

           7.12 Substantive Consolidation. The Borrower shall maintain a separate and distinct existence from Holdings and cause each of its Subsidiaries to maintain a separate and distinct existence from Holdings, the Borrower and each other Subsidiary of the Borrower in order to avoid substantive consolidation of the assets and liabilities of Holdings, the Borrower and each Subsidiary of the Borrower under title 11 of the United States Bankruptcy Code, as amended, through the honoring of all formalities which shall include, without limitation, no commingling of assets, sufficient and independent capitalization, and separate books and records.

           7.13 Intellectual Property. Whenever any Credit Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, cause such Credit Party to report such filing to the Administrative Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Credit Party shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark of such Intellectual Property and the goodwill and general intangibles of such Credit Party relating thereto or represented thereby.

           7.14 Covenants Relating to Collateral.

           (a) Whenever any Credit Party shall receive any Instrument or Chattel Paper which is intended to be Collateral under the Guarantee and the Collateral Agreement, Holdings shall cause such Credit Party to comply with the provisions of Section 5.2 of the Guarantee and Collateral Agreement.

           (b) Whenever any Credit Party shall change its name or its location (within the meaning of the Uniform Commercial Code of the State of New York), Holdings shall cause such Credit Party to comply with the provisions of Section
5.2 of the Guarantee and Collateral Agreement. Whenever any Credit Party receives additional securities of any of its Subsidiaries, Holdings shall cause such Credit Party to comply with the provisions of Section 5.7 of the Guarantee and Collateral Agreement.

           7.15 Post-Closing Obligations. The Borrower shall, as expeditiously as possible, but in no event later than the number of days after the Closing Date applicable to each item set forth below (or, in each case, such longer period as the Administrative Agent shall agree) deliver:

           (a) within 30 days after the Closing Date, (i) cause (A) the termination of the UCC-1 financing statements naming Speedware USA, Inc., as debtor, and Royal Bank of Canada, as secured party, on file with the New York Secretary of State's Office as file number 200303200615112, (B) the termination of the UCC-1 financing statement naming Enterprise Computer Systems, Inc., as debtor, and Silicon Valley Bank, as secured party, filed with the South Carolina Secretary of State's Office as file number 030227-1336172 and (C) the termination of the UCC-1 financing statement naming CCI/Triad Financial Holding Company, as debtor, and Sanwa Business Credit Corporation, as secured party, on file with the California Secretary of State Office as file number 9903360983 and
(ii) deliver to the Administrative Agent evidence reasonably satisfactory to it that the foregoing UCC-1 financing statements have been terminated;

           (b) within 10 days after the Closing Date (i) cause the termination of PNC Bank, National Association's Lien on any of the Credit Parties' respective right, title and interest in any intellectual property, including, without limitation, make filings of notice of terminations with United States Patent and Trademark Office and the United States Copyright Office in respect thereof and (ii) deliver to the Administrative Agent evidence reasonably satisfactory to it that such Liens have been terminated and the foregoing filings have been made;

           (c) within 20 days after the Closing Date, a legal opinion of counsel from a law firm whose lawyers are licensed to practice in the State of South Carolina, which opinion shall be similar to the opinions set forth in Exhibit D-1 but shall relate to Enterprise Computer Systems, Inc. and which shall be in form and substance reasonably satisfactory to the Lenders;

           (d) within 20 days after the Closing Date, deliver to the Administrative Agent the charter of Enterprise Computer Systems, Inc., a South Carolina corporation, certified by the Secretary of State of the State of South Carolina, certified by the Borrower as being true and correct copies thereof;

           (e) with 10 days after the Closing Date, deliver to the Administrative Agent the following with respect to SDI Merger Corporation (formerly known as Systems Design, Inc.) ("SDI"): (i) each document, certificate, and financing statement which would have been required to be delivered by SDI under clauses (c), (d), (e), (j) and (o) of Section 6.1 on the Closing Date; (ii) an Assumption Agreement in the form attached as Exhibit A to the Guarantee and Collateral Agreement duly executed by an authorized officer of SDI; and (iii) a legal opinion of counsel from Weil, Gotshal & Manges LLP, special counsel to SDI, with respect to enforceability and certain other matters pertaining to SDI, including those opinions covering matters pertaining to "Other Credit Parties" referred to in such Exhibit D-1 (other than corporate matters and perfection of security interests), substantially in the form of Exhibit D-1, and such legal opinon shall be reasonably satisfactory to the Administrative Agent; and

           (f) within 10 days after the Closing Date, a stock certificate of Activant Solutions Acquisitionco Ltd. representing 65% of the issued and outstanding Capital Stock thereof, together with a stock power with respect thereto executed in blank by the Borrower and a collateral amendment in the form attached as Exhibit B to the Guarantee and Collateral Agreement duly executed by an authorized officer of the Borrower.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

           The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other Obligations are owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and (except with respect to Section 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

           8.1 Financial Condition Covenants.

           (a) Maintenance of Consolidated EBITDA less Capital Expenditures of the Borrower and its Subsidiaries to Consolidated Interest Expense. Permit the ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending on the last day of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2005) less Capital Expenditures for such four fiscal quarters to (ii) Consolidated Interest Expense of the Borrower and its Subsidiaries for such four fiscal quarters to be less than 1.25 to 1.00.

           (b) [Reserved]

           (c) Maintenance of Consolidated Total Debt to Consolidated EBITDA. Permit the ratio of (i) Consolidated Total Debt of the Borrower and its Subsidiaries as of the last day of each of the fiscal quarters set forth below less the aggregate amount of cash and Cash Equivalents shown on the consolidated balance sheet of the Borrower as of the last day of the applicable fiscal quarter to (ii) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending on the last day of each of the fiscal quarters set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

             Quarter Ending                       Ratio
             --------------                       -----

             September 30, 2005                5.25 to 1.00
             December 31, 2005                 5.25 to 1.00
             March 31, 2006                    5.25 to 1.00
             June 30, 2006                     5.25 to 1.00
             September 30, 2006                5.25 to 1.00
             December 31, 2006                 5.25 to 1.00
             March 31, 2007                    5.00 to 1.00
             June 30, 2007                     5.00 to 1.00
             September 30, 2007                5.00 to 1.00
             December 31, 2007                 5.00 to 1.00
             March 31, 2008                    4.75 to 1.00
             June 30, 2008                     4.75 to 1.00
             September 30, 2008                4.75 to 1.00

           8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

           (a) Indebtedness of the Credit Parties under the Loan Documents;

           (b) Indebtedness of the Borrower or any Domestic Subsidiary, including any new Domestic Subsidiary, to the Borrower or any Domestic Subsidiary;

           (c) Indebtedness outstanding on the Closing Date and listed on
Schedule 8.2 and any Permitted Refinancing thereof;

           (d) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

           (e) Indebtedness in respect of obligations under Financing Leases and purchase money Indebtedness not to exceed $5,000,000 in the aggregate at any one time outstanding;

           (f) Indebtedness in respect of Interest Rate Agreements;

           (g) Indebtedness of any Domestic Subsidiary or the Borrower, as the case may be, to the Borrower or another Domestic Subsidiary from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under Sections 8.6 and 8.9;

           (h) Guarantee Obligations permitted by Section 8.4;

           (i) Indebtedness (i) of any Foreign Subsidiary of the Borrower to the Borrower or any Domestic Subsidiary of the Borrower and (ii) of any Foreign Subsidiary of the Borrower to local financial institutions for working capital purposes having aggregate commitments not to exceed $2,000,000 at any one time; provided that the aggregate principal amount of such Indebtedness described in clause (i) above plus the aggregate commitments of all working capital facilities described in clause (ii) above plus the aggregate amount of investments made pursuant to Section 8.9(c)(iii) shall in no event exceed $10,000,000 at any one time;

           (j) Indebtedness subject to Liens permitted under Sections 8.3(b),
(c), (d), and (e);

           (k) Lease Transaction Obligations of Triad Financial and the Foreign Lease Subsidiaries in existence on the Closing Date and listed on Schedule 5.25;

           (l) Lease Transaction Obligations of FinanceCo in existence on the Closing Date and listed on Schedule 5.25;

           (m) Indebtedness of Customer Partnerships in an aggregate principal amount not to exceed $5,000,000;

           (n) the Bridge Financing and any Permitted Refinancing thereof;

           (o) any refinancing of the Holdings Bridge Financing; provided, that the terms thereof would constitute a Permitted Refinancing, if such refinancing was a refinancing of the Bridge Financing or any Permitted Refinancing thereof; and provided further that before and after giving pro forma effect thereto the Borrower would have been in compliance with Section 8.1 as of the last Test Date;

           (p) the existing "earn-out" obligation of Speedware payable to the prior shareholder(s) of Prelude Systems in connection with Speedware's acquisition of all Capital Stock in Prelude Systems; and

           (q) Indebtedness of the Borrower constituting Subordinated Indebtedness and any Permitted Refinancing thereof, provided that before and after giving pro forma effect thereto the Borrower would have been in compliance with Section 8.1 as of the last Test Date.

           8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

           (a) Liens created by the Security Documents in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent;

           (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect to contested taxes are maintained on the books of Holdings or the Borrower or their respective Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

           (c) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

           (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

           (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, Intellectual Property, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (f) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances (i) previously or hereafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and, in the case of such encumbrances on any property, do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary or (ii) which are set forth in any "marked up" commitments for title insurance delivered to the Administrative Agent after the Closing Date;


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
           (g) Liens in existence on the Closing Date listed on Schedule 8.3, securing Indebtedness permitted by Section 8.2(c) (including extensions, renewals and replacements of such Indebtedness as permitted under Section 8.2(c)); provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof);

           (h) purchase money Liens and Liens in respect of Financing Leases upon or in any property acquired or held by the Borrower or any of its Subsidiaries to secure Indebtedness permitted under Section 8.2(e) incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition or existing on property of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of such acquisition);

           (i) Liens on the property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses, subleases or leases permitted hereunder;

           (j) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

           (k) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty (60)
days) in an aggregate amount outstanding at any one time not in excess of $3,000,000;

           (l) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

           (m) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

           (n) Liens on Leased Equipment and Chattel Paper of Triad Financial, FinanceCo and the Foreign Lease Subsidiaries securing Lease Transaction Obligations in existence on the Closing Date and listed on Schedule 5.25; and

           (o) Liens against the Capital Stock of Prelude Systems to secure the "earn-out" obligations of Speedware permitted under Section 8.2(o).

           8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

           (a) Guarantee Obligations pursuant to the Loan Documents;

           (b) guarantees of Indebtedness permitted pursuant to Section 8.2(c) in existence on the Closing Date and as otherwise set forth on Schedule 8.4 and extensions, renewals and replacements thereof; provided, however, that no such extension, renewal or replacement shall (i) amend or modify the subordination provisions, if any, contained in the original guarantee, (ii) increase the principal amount of such indebtedness guaranteed by the original guarantee, or
(iii) adversely affect the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

           (c) the L/C Obligations;


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
           (d) indemnities in favor of the companies issuing title insurance policies insuring the title to any property;

           (e) surety bonds issued in respect of the type of obligations described in Section 8.3(e);

           (f) indemnities made in the Commitment Letter and the Loan Documents and in the monitoring and oversight agreement and the financial advisory agreement described in Section 8.7(a)(iv) and in the corporate charter and/or by-laws of the Borrower and its Subsidiaries;

           (g) indemnities and guarantees of Indebtedness expressly permitted hereunder made in the ordinary course of business; provided that such indemnities or guarantees could not individually or in the aggregate have a Material Adverse Effect;

           (h) agreements by the Borrower (and Triad Financial, in the case of FinanceCo) in existence on the Closing Date and listed on Schedule 5.25 hereto to make equity contributions and or subordinated loans to Triad Financial, FinanceCo and the Foreign Lease Subsidiaries to support payment of their obligations in respect of Lease Transaction Obligations in existence on the Closing Date and listed on Schedule 5.25 hereto;

           (i) contingent obligations in respect of Indebtedness permitted under
Section 8.2(m) arising solely as a result of the status of the Borrower as a general partner in Customer Partnerships;

           (j) guarantees by the Borrower and its Domestic Subsidiaries of Indebtedness of Foreign Subsidiaries permitted by clause (ii) of Section 8.2(i);

           (k) Guarantee Obligations of any Subsidiary in respect of any Subordinated Indebtedness; provided that such Subsidiary is a guarantor of the Obligations under the Guarantee and Collateral Agreement; and provided, further, that such Guarantee Obligations are subordinated to the obligations of such Subsidiary under the Loan Documents to the same extent as are the obligations of the Borrower in respect of the applicable Subordinated Indebtedness; and

           (l) Guarantee Obligations of any Subsidiary in respect of the Senior Unsecured Notes and Bridge Financing (and any Permitted Refinancing of such Bridge Financing); provided that such Subsidiary is a guarantor of the Obligations under the Guarantee and Collateral Agreement; and provided, further, that such Guarantee Obligations are unsecured at all times.

           8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that any Domestic Subsidiary, Finance Co. or HM Coop shall not be merged or consolidated with or into any Foreign Subsidiary unless such Domestic Subsidiary, Finance Co. or HM Coop, as applicable, shall be the surviving entity) and (ii) any Subsidiary of the Borrower may liquidate or dissolve if in connection therewith all of its assets are transferred to the Borrower or any Wholly Owned Subsidiary of the Borrower (provided that no Domestic Subsidiary may transfer its assets to a Foreign Subsidiary).


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
           8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Accounts Receivable and leasehold interests), whether now owned or hereafter acquired, except:

           (a) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of the Borrower's business disposed of in the ordinary course of business;

           (b) the sale, transfer or exchange of inventory in the ordinary course of business;

           (c) transfers resulting from any casualty or condemnation of property or assets;

           (d) any sale or other transfer of any property or assets constituting fixed assets for at least 75% cash; provided that the aggregate net cash proceeds of the sales and transfers made pursuant to this Section 8.6(d) in the aggregate do not exceed $3,000,000 in any fiscal year;

           (e) intercompany sales or transfers of assets made in the ordinary course of business; provided that in no event may the Borrower or its Domestic Subsidiaries transfer assets to any Foreign Subsidiaries having a value in excess of $5,000,000;

           (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of Holdings and its Subsidiaries;

           (g) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

           (h) the sale or discount of overdue Accounts Receivable and lease receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

           (i) leases and sales of Leased Equipment and Chattel Paper in connection with any Lease Transaction and discounting programs and any refinancings thereof;

           (j) dispositions permitted by Section 8.5(ii); and

           (k) the sale of a line of business; provided that the aggregate net cash proceeds of the sale made pursuant to this Section 8.6(k) do not exceed $10,000,000 (the "Designated Asset Sale").

           8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

           (a) the Borrower may make Restricted Payments to Holdings, so long as (except with respect to clause (iii) below) no Event of Default (or, in the case of clause (iv) below an Event of Default which relates to a payment default under Section 9(a)) has occurred and is continuing or would occur and be continuing after giving effect to any such Restricted Payment:


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
               (i) the proceeds of which shall be used to repurchase the Capital Stock or other securities of Holdings from outside directors, employees or members of the management of Holdings, the Borrower or any Subsidiary, in an aggregate amount not in excess of $5,000,000, net of the proceeds received by Holdings as a result of any resales of any such Capital Stock or other securities (and subject to the proviso set forth in clause (v) below);

               (ii) the proceeds of which shall be applied by Holdings directly to pay out of pocket expenses for administrative, legal and accounting services provided by third parties which are reasonable and customary and incurred in the ordinary course of business, to pay outside directors' fees and to pay franchise fees and similar costs; provided, however, that any such administrative expenses shall not exceed an aggregate amount of $1,000,000 in each fiscal year;

               (iii) the proceeds of which shall be used to pay taxes which are due and payable of Holdings and the Borrower as part of a consolidated group;

               (iv) the proceeds of which shall be used to pay usual and customary management fees to HMTF and its Affiliates in accordance with the terms of its monitoring and oversight agreement and financial advisory agreement;

               (v) if such Restricted Payment is a purchase by Holdings of its Capital Stock or a distribution to Holdings to permit Holdings to purchase its Capital Stock, in either case, made in order to fulfill the obligations of Holdings, the Borrower or any of its Subsidiaries under an employee stock purchase plan or similar plan covering employees of Holdings or any Subsidiary as from time to time in effect in an aggregate net amount not to exceed $2,000,000;

               (vi) the proceeds of which shall be applied by Holdings directly to pay any required cash interest due in respect of the Holdings Financing and any Permitted Refinancing thereof, so long as the Borrower is in pro forma compliance with Section 8.1 after giving effect to any Restricted Payments made pursuant to this Section 8.7(a)(vi) as of the last Test Date; or

               (vii) the proceeds of which were obtained from a Permitted Refinancing of the Bridge Financing and all or any part of the Holding Financing and will be applied by Holdings to repay all or any part of the Holdings Financing so refinanced, so long as such Indebtedness incurred in connection therewith is permitted to be incurred pursuant to Sections 8.2(n) and/or 8.2(o);

           (b) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary that is a "Grantor" under the Guarantee and Collateral Agreement;

           (c) Permitted Issuances may be made; and

           (d) the Borrower may make Restricted Payments to Holdings, and Holdings may simultaneously make corresponding Restricted Payments to HMTF (in addition to management fees paid under Section 8.7(a)(iv)); provided that (i) on the date the applicable Restricted Payment is made and immediately after giving effect thereto, no Loans are outstanding and the Borrower and its Domestic Subsidiaries have at least $5,000,000 of unrestricted cash and Cash Equivalents,
(ii) no Permitted Acquisitions (excluding ordinary course acquisitions of goods used in the operation of the business of the Borrower and its Subsidiaries) of more than $3,000,000 of total consideration have been consummated within the 12 months preceding the applicable Restricted Payment, and (iii) all such Restricted Payments, together with all payments made pursuant to Section 8.18(b)(iii), shall not exceed $15,000,000 in the aggregate through the Termination Date.


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
           8.8 [Reserved].

           8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

           (a) extensions of trade credit and investments in leases in the ordinary course of business;

           (b) Investments in Cash Equivalents;

           (c) (i) Investments by the Borrower in any Domestic Subsidiary, including any new Subsidiary, but only to the extent permitted by either Section 8.9(k) or Section 8.9(l) if such Investment is the result of any Permitted Acquisition, (ii) intercompany loans to the extent permitted by Section 8.2 and
(iii) Investments by the Borrower in any Foreign Subsidiary (it being agreed for purposes of this clause (iii) that Accounts Receivable arising solely from actual bona fide intercompany transactions entered into in the ordinary course of business shall not constitute Investments) in an amount not to exceed $10,000,000 minus the amount of any Indebtedness of Foreign Subsidiaries permitted by Section 8.2(i);

           (d) loans and advances by the Borrower or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding $2,000,000 at any one time outstanding;

           (e) loans, advances or Investments in existence on the Closing Date and listed on Schedule 8.9, and extensions, renewals, modifications or restatements or replacements thereof; provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or investment, or (ii) adversely affect the interests of the Lenders with respect to such original loan, advance or investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

           (f) Investments permitted by Sections 8.2(b), 8.4(a), (b), (g), (i),
(j) and (k) and 8.18(b);

           (g) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the dispositions permitted by Section 8.6;

           (h) Investments consisting of Interest Rate Agreements;

           (i) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

           (j) in addition to the foregoing, Investments after the Closing Date by the Borrower or its Subsidiaries in an aggregate amount (at cost, without regard to any write-down or write-up thereof) at any one time outstanding not to exceed $7,500,000; provided that cash Investments at any one time outstanding shall not exceed $1,000,000 in Persons other than Subsidiaries or Affiliates of Holdings;


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
           (k) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments by the Borrower and its Subsidiaries resulting from Permitted Acquisitions after the Closing Date where not more than $20,000,000 of total consideration is paid by the Borrower and/or its Subsidiaries under each such Permitted Acquisition or series of related Permitted Acquisitions; provided that (i) the Administrative Agent shall have received, with copies for each Lender, not later than the date of consummation of the applicable Permitted Acquisition where total consideration is in excess of $3,000,000, (I) the definitive documents evidencing and governing such Permitted Acquisition, together with such opinions (including with respect to environmental matters), certificates and copies of other agreements as it shall reasonably request, and (II) a certificate of a Responsible Officer of the Borrower confirming the total consideration paid by the Borrower and/or its Subsidiaries, as applicable, for such Permitted Acquisition, (ii) such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest in any assets (including any Capital Stock) acquired, subject to Liens permitted by Section 8.3, shall have been taken, (iii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), the Borrower shall be in compliance with the covenant contained in
Section 8.1(c), assuming for purposes of this pro forma test that the then applicable threshold requirement for such ratio of Consolidated Total Debt to Consolidated EBITDA has been reduced by .50x (i.e., if the threshold ratio is 4.00 to 1.00 for the applicable period under the terms of Section 8.1(c), the threshold ratio for such period under such pro forma test shall be 3.50 to 1.00), and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iii) certified by a Responsible Officer of the Borrower, and (iv) the Available Commitments are at least $5,000,000 on the date such Permitted Acquisition is made and immediately after giving effect thereto;

           (l) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments by the Borrower and its Subsidiaries resulting from Permitted Acquisitions after the Closing Date where not more than $50,000,000 of total consideration is paid by the Borrower and/or its Subsidiaries under each such Permitted Acquisition or series of related Permitted Acquisitions; provided that (i) the Administrative Agent shall have received, with copies for each Lender, not later than the date of consummation of the applicable Permitted Acquisition where total consideration is in excess of $3,000,000, (I) the definitive documents evidencing and governing such Permitted Acquisition, together with such opinions (including with respect to environmental matters), certificates and copies of other agreements as it shall reasonably request, and (II) a certificate of a Responsible Officer of the Borrower confirming the total consideration paid by the Borrower and/or its Subsidiaries, as applicable, for such Permitted Acquisition, (ii) such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest in any assets (including any Capital Stock) acquired, subject to Liens permitted by Section 8.3, shall have been taken, (iii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), the Borrower shall be in compliance with the covenant contained in
Section 8.1(c), assuming for purposes of this pro forma test that the then applicable threshold requirement for such ratio of Consolidated Total Debt to Consolidated EBITDA has been reduced by .50x (i.e., if the threshold ratio is 4.00 to 1.00 for the applicable period under the terms of Section 8.1(c), the threshold ratio for such period under such pro forma test shall be 3.50 to 1.00), and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iii) certified by a Responsible Officer of the Borrower, and (iv) on the date such Permitted Acquisition is made and immediately after giving effect thereto, no Loans are outstanding and the Borrower and its Domestic Subsidiaries own unrestricted cash and Cash Equivalents in an aggregate amount of not less than $5,000,000; and


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
           (m) the Acquisition.

           8.10 Modifications of Lease Transaction Obligations. Amend, supplement or otherwise modify any of the provisions of any Lease Transaction Obligations in a manner that adversely affects the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

           8.11 Limitation on Transactions with Affiliates.

           (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Subsidiary (other than a wholly owned Subsidiary) unless such transaction is (i) otherwise permitted under this Agreement, or (ii)
(x) in the ordinary course of the Borrower's or such Subsidiary's business and
(y) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

           (b) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

               (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower;

               (ii) the payment to HMTF and its Affiliates of fees and expenses pursuant to a monitoring and oversight agreement and financial advisory agreement approved by the board of directors of the Borrower; and

               (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

           8.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

           8.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than September 30; provided that the Borrower may change such fiscal year upon the approval of the Administrative Agent.

           8.14 Restrictions Affecting Subsidiaries. Enter into with any Person, or suffer to exist, any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this Agreement, (ii) any industrial revenue bonds, purchase money mortgages or Financing Leases or any other agreement or transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), (iii) as required pursuant to financing arrangements entered into by Triad Systems Ireland Limited with the Industrial Development Authority of Ireland as in effect on the date hereof or such other similar financing arrangements entered into in furtherance of the development of Holdings and its Subsidiaries' business outside of the United States; provided that the aggregate amount of assets of Holdings or any Subsidiary of Holdings subject to such restrictions shall not exceed 5% of Consolidated Assets, (iv) restrictions with respect to maintaining the special purpose entity treatment of FinanceCo, and
(v) the Bridge Financing and any Permitted Refinancing thereof and the Holdings Financing and any Permitted Refinancing thereof, or (b) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any of its Subsidiaries except as permitted by this Agreement and the other Loan Documents or as required pursuant to financing arrangements entered into by Triad Systems Ireland Limited with the Industrial Development Authority of Ireland as in effect on the date hereof or such other similar financing arrangements entered into in furtherance of the development of Holdings and its Subsidiaries' business outside of the United States; provided that the aggregate amount of assets of Holdings or any Subsidiary of Holdings subject to such restrictions shall not exceed 5% of Consolidated Assets, and pursuant to restrictions imposed with respect to maintaining the special purpose entity treatment of FinanceCo.

           8.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

           8.16 Holding Company Status; Ownership of Borrower. Suffer to exist any change in the passive holding company status of Holdings except as otherwise permitted by Section 11.6.

           8.17 Amendments to Corporate Documents; Licenses. (a) Amend its certificate of incorporation or by-laws unless such amendment does not adversely affect the interests of any Lender in any material respect, or (b) amend, supplement or otherwise modify the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to any of the Loan Documents such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Credit Parties or the Lenders with respect thereto.

           8.18 Limitation on Optional Payments, Purchases and Modifications of Debt Instruments, Etc. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to (i) any Subordinated Indebtedness or any guarantee thereof (except mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instruments evidencing such indebtedness, but only to the extent permitted under the subordination provisions applicable thereto) or (ii) the Holdings Financing or any Permitted Refinancing thereof, except to the extent permitted by Section 8.2(o);

           (b) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to (A) any of the Senior Unsecured Notes or any guarantee thereof or (B) the Bridge Facility, except as follows: (i) regularly scheduled payments of interest, fees and expenses may be made when the same are otherwise due and payable under the terms of the Senior Unsecured Notes Indenture or the Bridge Facility; (ii) "open market" purchases of the Senior Unsecured Notes and/or voluntary purchases or retirement of the Bridge Facility in each case at a price not greater than 101% of par value plus accrued and unpaid interest on said Senior Unsecured Notes or Bridge Facility, as the case may be, being purchased or retired, as the case may be, (in addition to purchases of Senior Unsecured Notes and/or voluntary purchases or retirements of the Bridge Facility described in Section 8.18(b)(iii) below); provided that (A) the daily balance of cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries for each day in the 60 consecutive day period immediately prior to the date of such purchase is in excess of $30,000,000 in the aggregate, and (B) on the date the applicable purchase of Senior Unsecured Notes and/or voluntary purchase or retirement of the Bridge Facility, as the case may be, is made and immediately after giving effect thereto, the Borrower and its Domestic Subsidiaries have at least $15,000,000 of unrestricted cash and Cash Equivalents in the aggregate; (iii)

"open market" purchases of the Senior Unsecured Notes and/or voluntary purchases or retirement of the Bridge Facility in each case at a price not greater than 101% of par value plus accrued and unpaid interest on said Senior Unsecured Notes or Bridge Facility, as the case may be, being purchased or retired, as the case may be, (in addition to purchases of Senior Unsecured Notes and/or voluntary purchases or retirement of the Bridge Facility described in Section 8.18(b)(ii) above); provided that (A) on the date the applicable purchase of Senior Unsecured Notes and/or voluntary purchase or retirement of the Bridge Facility, as the case may be, is made and immediately after giving effect thereto, no Loans are outstanding and the Borrower and its Domestic Subsidiaries have at least $5,000,000 of unrestricted cash and Cash Equivalents in the aggregate, (B) no Permitted Acquisitions (excluding ordinary course acquisitions of goods used in the operation of the business of the Borrower and its Subsidiaries) of more than $3,000,000 of total consideration have been consummated within the 12 months preceding the applicable purchase of Senior Unsecured Notes and/or voluntary purchase or retirement of the Bridge Facility, as the case may be, and (C) all such purchases of Senior Unsecured Notes and voluntary purchases or retirement of the Bridge Facility, together with Restricted Payments made pursuant to Section 8.7(d), shall not exceed $15,000,000 in the aggregate through the Termination Date; (iv) repurchases or redemptions of the Senior Unsecured Notes and/or voluntary purchases or retirement of the Bridge Facility, as the case may be, in an amount equal to the applicable "Excess Cash Flow Offer Amount" (as defined in the Senior Fixed Rate
Note Indenture) may be made when the same are otherwise required under the terms of the Senior Fixed Rate Note Indenture or the Bridge Facility, as the case may be; and (v) repayment of the Bridge Financing with proceeds from any Permitted Refinancing thereof;

           (c) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of (A) the Senior Unsecured Notes or any guarantee thereof, (B), the Bridge Financing or any Permitted Refinancing of the Bridge Financing, or any guarantee thereof,
(C) the Senior Unsecured Notes Indenture or any other agreement governing or otherwise related to the Senior Unsecured Notes or any guarantee thereof, or (D) the Bridge Loan Agreement, any document governing the Permitted Refinancing of the Bridge Financing or any other agreement governing or otherwise related to the Bridge Financing or any Permitted Refinancing thereof, or any guarantee thereof:

               (i) which shortens the fixed maturity, or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

               (ii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions; or

               (iii) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect; or

           (d) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Indebtedness or any guarantee thereof or any agreement evidencing, governing or otherwise related to any Subordinated Indebtedness or any guarantee thereof:


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               (i) which amends or modifies the subordination provisions
          contained therein;

               (ii) which shortens the fixed maturity or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

               (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions; or

               (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect; or

           (e) Make any payment in cash on any equity security that may be made under the terms thereof by the issuance of any security of the same nature; or

           (f) Designate any Indebtedness (other than the Obligations, the Senior Unsecured Notes, the Bridge Financing and any Permitted Refinancings of any of foregoing in this parenthetical) as Indebtedness senior in right to any or all Subordinated Indebtedness now or hereafter existing.

           8.19 Limitation on Provision of License Products. Enter into any agreement, whether written or oral, to provide License Products to any Person (other than an Affiliate), unless such agreement contains Customary License Terms.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

           If any of the following events shall occur and be continuing:

           (a) The Borrower shall fail to pay any principal of any Loan and/or Note or any L/C Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan and/or Note, or any other amount payable hereunder, within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

           (b) Any representation or warranty made or deemed made by the Borrower, Holdings or any of their Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

           (c) The Borrower, Holdings or any of their Subsidiaries shall default in the performance or observance of any agreement contained in Article 8 or 11; or

           (d) The Borrower, Holdings or any of their Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or in any other Loan Document (other than as provided in paragraphs
(a) through (c) of this Article 9), and such default shall continue unremedied for a period of 30 days; or


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
           (e) The Borrower, Holdings or any of their Subsidiaries shall (i) default (x) in any payment of principal of or interest on any Indebtedness (other than the Loans), or (y) in the payment of any Guarantee Obligation (other than Guarantee Obligations pursuant to the Loan Documents), having an outstanding principal amount individually or in the aggregate for both of clauses (x) and (y) in excess of $3,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

           (f) (i) The Borrower, Holdings or any of their Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Borrower, Holdings or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, Holdings or any of their Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, Holdings or any of their Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, Holdings or any of their Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, Holdings or any of their Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

           (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or


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
           (h) One or more judgments or decrees shall be entered against the Borrower, Holdings or any of their Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

           (i) The Borrower, Holdings or any of their Subsidiaries shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect; or

           (j) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the applicable Credit Party shall have failed to cure such invalidity within 15 days after notice from the Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Credit Party, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, as secured parties thereunder, the applicable Credit Party shall have failed to cure such invalidity within 15 days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

           (k) A Change of Control shall occur; or

           (l) Any Subordinated Indebtedness or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiaries which are Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the applicable agreements evidencing, governing or otherwise related to such Subordinated Indebtedness, or any Credit Party, or any Affiliate of any Credit Party, shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. All payments under this Article 9 on account of undrawn Letters of Credit shall be made by the Borrower directly to a cash collateral account


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
established for such purpose for application to the Borrower's obligations with respect thereto as drafts are presented under the Letters of Credit. Any remaining amounts paid by the Borrower in respect of such undrawn Letters of Credit shall be returned to the Borrower after the last expiry date of the Letters of Credit and after the Obligations have been paid in full. Except as expressly provided above in this Article 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT

           10.1 Appointment. Each Lender hereby irrevocably designates and appoints JPMCB as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes JPMCB, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. 10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

           10.3 Exculpatory Provisions. Neither the Administrative Agent nor any Joint Lead Arranger nor any of their respective officers, directors, controlling persons, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Joint Lead Arranger shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any Notes or any other Loan Document, or to inspect the properties, books or records of any Credit Party.

           10.4 Reliance by Administrative Agent. The Administrative Agent and the Joint Lead Arrangers shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the


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Borrower), independent accountants and other experts selected by the
Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each of the Administrative Agent and each Joint Lead Arranger shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and each Joint Lead Arranger shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

           10.5 Notice of Default. Neither the Administrative Agent nor the Joint Lead Arrangers shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

           10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any Joint Lead Arranger nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Joint Lead Arranger heretofore or hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Joint Lead Arranger to any Lender. Each Lender represents to the Administrative Agent and the Joint Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it has, and will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, has made, and will continue to make, its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and has made, and will continue to make, such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and the Joint Lead Arrangers have not had, and shall not have, any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent, any Joint Lead Arranger or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.


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           10.7 Indemnification. The Lenders agree to indemnify the
Administrative Agent in its capacity as such and each Joint Lead Arranger in its respective capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 10.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or any Joint Lead Arranger in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any Joint Lead Arranger under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or any Joint Lead Arranger for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Joint Lead Arranger's, as the case may be, gross negligence or willful misconduct or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other Loan Documents, from material breach by the Administrative Agent or such Joint Lead Arranger, as the case may be, of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

           10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Administrative Agent was not the Administrative Agent hereunder and under the other Loan Documents. With respect to their Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

           10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

           10.10 Additional Ministerial Powers of Administrative Agent. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any asset of Holdings or any of its Subsidiaries (including, without limitation, any Properties, Accounts Receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement or, subject to Section 12.1, which has been consented to by the Required Lenders.


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                                   ARTICLE 11

                                    GUARANTEE

           11.1 Guarantee. To induce the Lenders to execute and deliver this Agreement to make Loans and to issue and participate in Letters of Credit for the account of the Borrower, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees to the Administrative Agent, the Lenders and their successors, indorsees, transferees and assigns the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and Holdings further agrees to pay the expenses which may be paid or incurred by the Administrative Agent or the Lenders in collecting any or all of the Obligations and/or enforcing any rights under this Article 11 or under the Obligations in accordance with Section
12.5. The guarantee contained in this Article 11 shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

           11.2 Waiver of Subrogation. Notwithstanding any payment or payments made by Holdings in respect of the Obligations or any set-off or application of funds of Holdings by the Administrative Agent or the Lenders, until payment in full of the Obligations and the termination of the Commitments and the Letters of Credit, Holdings shall not be entitled to be subrogated to any of the rights of the Administrative Agent or the Lenders against the Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or the Lenders for the payment of the Obligations, nor shall Holdings seek any reimbursement from the Borrower in respect of payments made by Holdings hereunder until the Obligations are paid in full.

           11.3 Modification of Obligations. Holdings hereby consents that, without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings, any demand for payment of the Obligations made by the Administrative Agent, the Issuing Lender or the Lenders may be rescinded by the Administrative Agent, the Issuing Lender or the Lenders and the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Issuing Lender or the Lenders and that this Agreement, any Notes and the other Loan Documents, including, without limitation, any Letter of Credit Application, any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Issuing Lender or the Lenders may deem advisable from time to time, and, to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by the Administrative Agent, the Issuing Lender or the Lenders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Administrative Agent, the Issuing Lender and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations. When making any demand hereunder against Holdings, the Administrative Agent, the Issuing Lender or the Lenders may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by the Administrative Agent, the Issuing Lender or the Lenders to make any such demand or to collect any payments from the Borrower or any such other guarantor shall not relieve Holdings of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent, the Issuing Lender or the Lenders against Holdings. For the purposes of this Section "demand" shall include the commencement and continuance of any legal proceedings.


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           11.4 Waiver by Holdings. Holdings waives any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Administrative Agent, the Issuing Lender and the Lenders upon the guarantee contained in this Article 11 or acceptance of the guarantee contained in this Article 11, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Article 11, and all dealings between Holdings and the Administrative Agent, the Issuing Lender or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 11. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Holdings with respect to any Obligations. This guarantee shall be construed as a continuing absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, including, without limitation, any Letter of Credit Application or any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Issuing Lender or the Lenders and without regard to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower against the Administrative Agent, the Issuing Lender, the Lenders or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any of its Obligations, or of Holdings under the guarantee contained in this
Article 11 in bankruptcy or in any other instance, and the obligations and liabilities of Holdings hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent, the Issuing Lender or the Lenders or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of any Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Article 11 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Holdings and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Obligations shall have been paid in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

           11.5 Reinstatement. The guarantee contained in this Article 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Issuing Lender or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings or the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Holdings, the Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

           11.6 Negative Covenants(a) .

           (a) Until the Obligations shall have been paid in full, the Letters of Credit shall have expired or been terminated and the Commitments shall have been terminated, Holdings hereby agrees that it shall not:

               (i) assume or otherwise incur or suffer to exist any Indebtedness (other than Indebtedness in the nature of Indebtedness specified in Sections 8.2(a), 8.2(d) and 8.2 (j) and the Holdings Financing (and any Permitted Refinancing of such Holdings Financing) or Guarantee Obligation (other than (A) the Guarantee Obligations of Holdings pursuant hereto and pursuant to the Guarantee and Security Agreement,
          (B) Guarantee Obligations in the nature of the Guarantee Obligations


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          specified in Sections 8.4(d), 8.4(e) and 8.4(f), (C) Guarantee
          Obligations (1) of Holdings in respect of real property leases and/or personal property operating leases of the Borrower and its Subsidiaries in ordinary course of business, (2) in respect of an equipment lease entered into by a Customer Partnership not in excess of $300,000, but in any event not in excess of an aggregate amount of $5,000,000 at any one time outstanding and (3) in respect of the Bridge Financing and any Permitted Refinancing thereof, or (D) indemnities in favor of officers, directors and employees of Holdings in the ordinary course of business and in connection with the ownership of the Borrower's capital stock);

               (ii) create, incur, assume or suffer to exist any Lien upon any of its assets (other than pursuant to the Security Documents and other than Liens in the nature of the Liens specified in Section 8.3(b), (d) or (e));

               (iii) cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower;

               (iv) amend its certificate of incorporation or by-laws or any of the Loan Documents to which it is a party unless such amendment does not adversely affect the interests of any Lender in any material respect;

               (v) engage in any activities other than (A) owning the stock of the Borrower, (B) its activities incident to the performance of (x) the Loan Documents and (y) the issuance and/or sale of its common stock or options or warrants in respect of its Capital Stock, (C) transactions pursuant to or in connection with the Transactions and
          (D) activities contemplated by this Article 11;

               (vi) make any Restricted Payment except as permitted by Sections 8.7(a)(i), 8.7(a)(v), 8.7(c) and 8.7(d);

               (vii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the (A) Holdings Financing or any Permitted Refinancing thereof, or any guarantee thereof or (B) the Holdings Bridge Loan Agreement, any document governing the Permitted Refinancing of the Holdings Financing or any other agreement governing or otherwise related to the Holdings Financing or any Permitted Refinancing thereof, or any guarantee thereof; or

               (viii) designate any Indebtedness of Holdings (other than Holdings' obligations under the Loan Documents, Holdings' guarantee obligations under the Bridge Facility and the Holdings Financing and any Permitted Refinancing thereof) as Indebtedness senior in right to any or all subordinated Indebtedness of Holdings now or hereafter existing.

           (b) Holdings will cause all business arising after the Closing Date (other than business existing on the Closing Date which it is not able to transfer to the Borrower because of applicable Contractual Obligations) to be conducted through the Borrower and its Subsidiaries.


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                                   ARTICLE 12

                                  MISCELLANEOUS

           12.1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document nor any terms hereof or thereof may be waived, amended, supplemented or otherwise modified except in accordance with the provisions of this Section 12.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the applicable Credit Parties written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or Holdings or any other Person hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the aggregate amount or extend the scheduled date of maturity of any Loan or of any installment thereof or any L/C Obligation reimbursement obligation in respect of any Letter of Credit, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 12.1 or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release the Guarantee Obligations of Holdings under this Agreement or the Guarantee Obligations of any other guarantors under the Guarantee and Collateral Agreement, in each case, without the written consent of all the Lenders, (iii) [intentionally omitted], (iv) amend, modify or waive any provision of Article 10 without the written consent of the Administrative Agent,
(v) amend, modify or waive the provisions of Article 3 or any Letter of Credit without the written consent of the applicable Issuing Lender or (vi) amend, modify or waive any provision of any Security Document that provides for the ratable sharing by the Lenders of the proceeds of any realization on the security for the Loans to provide for a non-ratable sharing thereof, without the written consent of each Lender adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

           12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, Holdings, the Administrative Agent, the Issuing Lender and the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans or any Notes:


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
           (a)  if to the Borrower:       Activant Solutions Inc.
                                          804 Las Cimas, Suite 200
                                          Austin, TX  78746-5146
                                          Attention:  Christopher Speltz and
                                                      Greg Petersen
                                          Telecopy:  (512) 278-5025

                with copies to:           Hicks, Muse, Tate & Furst Incorporated
                                          200 Crescent Court, Suite 1600
                                          Dallas, TX  75201
                                          Attention:  Eric Allen
                                          Telecopy:  (214) 740-7313

           (b)  if to the Administrative  JPMorgan Chase Bank, N.A.
           Agent or the                   1111 Fannin, 10th Floor
           Issuing Lender:                Houston, TX 77002
                                          Attention:  Maria Giannavola
                                          Telecopy:  (713) 750-2878

                  with a copies to:       JPMorgan Chase Bank, N.A.
                                          270 Park Avenue, 4th Floor
                                          New York, NY 10017
                                          Attention: David M. Mallett
                                          Telecopy:  212-270-5127


           (c) if to any Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire;

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.3, 2.5, 2.8, 2.10, 2.11, 3.2 or 4.4 shall not be effective until received.

           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Articles 2 and 3 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Borrower or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

           12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

           12.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.


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
           12.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Joint Lead Arrangers for all of their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Commitments and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender, the Administrative Agent and the Joint Lead Arrangers for all of their reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all of the Lenders, (c) to pay, indemnify, and hold each Lender, the Administrative Agent and each Joint Lead Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, documentary, property and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Agents and their respective officers, directors, employees, agents and controlling persons and affiliates (each of the foregoing, an "indemnified person") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents, or the use of the proceeds of the Loans in connection with the Transactions and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to an indemnified person with respect to indemnified liabilities that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person, or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other Loan Documents that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from a material breach by such indemnified person of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

           12.6 Successors and Assigns; Participations and Assignments.

           (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

           (b) Any Lender may at any time sell to one or more banks, insurance companies or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent


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
shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall permit any Participant to have the right to consent to any amendment or waiver in respect of this Agreement or any of the other Loan Documents, except that such Lender may grant such Participant the right to consent to any amendment or waiver in respect of this Agreement or the other Loan Documents that requires the consent of such Lender pursuant to the proviso to the second sentence of Section 12.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in
Section 12.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.5,
4.6 and 4.7 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that in the case of Section 4.6 or 4.7, such Participant shall have complied with the requirements of such Section; provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. In addition, each selling Lender selling a participation to a Participant (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and (ii) shall collect, prior to the time such Participant receives payments with respect to such participation, from each such Participant the appropriate forms, certificates and statements described in Section 4.7 (and updated as required by Section 4.7) as if such Participant were a Lender under Section 4.7.

           (c) Any Lender may at any time and from time to time assign to any Lender or any affiliate thereof and, with the consent of the Administrative Agent, the Issuing Lenders and, so long as no Default or Event of Default exists, the Borrower (each such consent of the Administrative Agent, the Issuing Lenders and (if applicable) the Borrower not to be unreasonably withheld), to an additional bank or financial or lending institution (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes pursuant to an Assignment and Acceptance, executed by such Assignee, such assigning Lender, the Administrative Agent) and the Issuing Lender and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (w) each such transfer (if such transfer relates to less than all of such Lenders' rights and obligations under this Agreement and any Notes) shall be in respect of a portion of its rights and obligations under this Agreement and any Notes not less than $5,000,000 (or such other amount as may be agreed by both the Borrower and the Administrative Agent) if such assignment is to a bank or financial or lending institution or other entity that is not then a Lender or an affiliate thereof, (x) such assigning Lender shall deliver to the Administrative Agent or the Borrower any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment, (y) the Assignee shall execute and deliver to the Borrower and the Administrative Agent the appropriate forms, certificates and statements described in Section 4.7 to satisfy the requirements of Section
4.7 and (z) no Assignee shall be entitled to receive, as of such date, any greater amount pursuant to Sections 4.5, 4.6 and 4.7 than the assigning Lender would have been entitled to receive, as of such date, in respect of the amount of the assignment transferred by such assigning Lender to such Assignee had no such transfer occurred. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided that such assigning Lender shall continue to have the benefit of Sections 4.5, 4.6, 4.7 and 12.5(a),
(b) and (c) (to the extent of rights accruing prior to the date of such assignment only) and Section 12.5(d).


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
           (d) The Administrative Agent, acting for this purpose as agent for the Borrower, shall maintain at its address referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Issuing Lender and the Commitments of, and principal amount of the Loans, L/C Obligation and amounts described in Sections 3.3, 3.4 and 3.5, owing to, each Lender and the Issuing Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or the Issuing Lender, as the case may be, hereunder for all purposes of this Agreement. No assignment or transfer of a Note and the obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 12.6(d). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) together with payment, by the Assignee, to the Administrative Agent of a registration and processing fee of $4,000 if the Assignee is not a Lender or affiliate of a Lender prior to the execution of the Assignment and Acceptance and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.6. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

           (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, under the condition such Transferee or prospective Transferee agrees to comply with the provisions of Section 12.15.

           (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.


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
           (h) For purposes of this Section 12.6, with respect to each Letter of Credit, (i) if such Letter of Credit is transferred, notice of such transfer shall be given to the Administrative Agent for notation in the Register, (ii) each such transfer may only be made upon notation of such transfer in the Register, and (iii) no such transfer will be effective for purposes of this Agreement unless it has been recorded in the Register.

           12.7 Adjustments; Set-off.

           (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such benefitted Lender shall purchase for cash from the other Lenders an interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

           (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under any Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by any such Lender or any branch or agency of any such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

           12.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

           12.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           12.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


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
           12.11 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           12.12 Submission to Jurisdiction; Waivers. Each of the Credit Parties hereby irrevocably and unconditionally:

           (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

           (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

           (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Credit Parties at their respective addresses set forth in Section 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

           (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

           (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.12 any special, exemplary, punitive or consequential damages.

           12.13 Acknowledgments. Each of the Credit Parties hereby acknowledge that:

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and any Notes and the other Loan Documents;

           (b) each of the Administrative Agent, each Joint Lead Arranger and each Lender is acting solely pursuant to a contractual relationship on an arm's length basis with respect to this Agreement (including in connection with determining the terms of the Loans) and not as a financial advisor or a fiduciary to any Credit Party or any other person. Additionally, each Credit Party acknowledges that neither the Administrative Agent nor any Joint Lead Arranger nor any Lender is advising any Credit Party or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Credit Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Administrative Agent nor any Joint Lead Arranger nor any Lender shall have any responsibility or liability to the Credit Parties with respect thereto. The relationship between Administrative Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

           (c) no joint venture exists among the Lenders or among the Credit Parties and the Lenders; and


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           (d) the Credit Parties further acknowledge and agree that any review by the Administrative Agent, any Joint Lead Arranger or any Lender of the Credit Parties, this Agreement, the terms of the Loans and other matters relating thereto will be performed solely for the benefit of the Administrative Agent, the Joint Lead Arrangers and the Lenders and shall not be on behalf of any Credit Party or any other Person.

           12.14 WAIVERS OF JURY TRIAL. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT, EACH JOINT LEAD ARRANGER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

           12.15 Confidentiality. Each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and the other Loan Documents and not disclose any of such information other than
(a) to such Lender's employees, representatives, directors, attorneys, auditors, agents or affiliates in connection with the transactions contemplated by this Agreement and the other Loan Documents and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities or investment company regulations or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this Section 12.15, (e) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and agree to be bound by provisions of this Section 12.15, (g) to the National Association of Insurance Commissioners and (h) with the Borrower's prior written consent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

           12.16 USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

           12.17 Waiver. Each Lender hereby waives any Default or Event of Default that may have occurred as a result of the Borrower's (a) failure to comply with Section 7.14(c) of the Existing Credit Agreement and, with respect to Activant Solutions Acquisitionco Ltd., Speedware USA Inc. and Speedware Holdings, Inc, with Sections 7.10 and 7.11 of the Existing Credit Agreement, and
(b) failure to comply with Section 7.7(a) in respect of the foregoing in clause
(a) above in this Section 12.17.

                  [Remainder of page left intentionally blank]



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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       ACTIVANT SOLUTIONS INC.


                                       By /s/ Greg Petersen
                                          --------------------------------------
                                          Name:  Greg Petersen
                                          Title: Senior Vice President and CFO



                                      ACTIVANT SOLUTIONS HOLDINGS INC.,


                                       By /s/ Greg Petersen
                                          --------------------------------------
                                          Name:  Greg Petersen
                                          Title: Senior Vice President and CFO



                                       JPMORGAN CHASE BANK, N.A.,
                                           as Administrative Agent, a Lender
                                           and Issuing Lender



                                       By /s/ Marian N. Schulman
                                          --------------------------------------
                                          Name:  Marian N. Schulman
                                          Title: Managing Director



                                      J.P. MORGAN SECURITIES INC.,
                                           as Joint Lead Arranger and Bookrunner



                                       By /s/ Marian N. Schulman
                                          --------------------------------------
                                          Name:  Marian N. Schulman
                                          Title: Managing Director



                                      DEUTSCHE BANK SECURITIES INC.,
                                           as Joint Lead Arranger and Bookrunner



                                       By /s/ Thomas Krause
                                          --------------------------------------
                                          Name:  Thomas Krause
                                          Title: Director


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
                                      DEUTSCHE BANK TRUST COMPANY AMERICAS, as a
                                      Lender



                                       By /s/ Paul O'Leary
                                          --------------------------------------
                                          Name:  Paul O'Leary
                                          Title: Vice President



                                       By /s/ Marguerite Sutton
                                          --------------------------------------
                                          Name:  Marguerite Sutton
                                          Title: Director






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